AGREEMENT FOR SALE AND PURCHASE

                      OF CERTAIN OF THE BUSINESS AND ASSETS

                                       OF


                            RAF FINANCIAL CORPORATION

                               TABLE OF CONTENTS

SECTION                            HEADING                                  PAGE

ARTICLE 1    PURCHASE AND SALE.................................................2

Section 1.1     Properties and Assets to be Sold and Purchased.................2
Section 1.2     Excluded Assets................................................3
Section 1.3     Assumed Obligations............................................3
Section 1.4     Excluded Obligations...........................................3
Section 1.5     Closing Date and Time and Place of Closing.....................4
Section 1.6     Purchase Price.................................................4
Section 1.7     Purchase Price Allocation......................................4
Section 1.8     Taxes and Adjustment of Financial Accounts and Financial
                Liabilities....................................................5
Section 1.9     Bulk Transfer Laws.............................................5
Section 1.10    Fronteer Note..................................................5
Section 1.11    Master Software Development Agreement and Master
                License Agreement..............................................5
Section 1.12    Facilities Agreement...........................................5
Section 1.13    Sublease Agreement.............................................6
Section 1.14    Shareholders Agreement.........................................6
Section 1.15    Clearing Agreement.............................................6

ARTICLE 2    REPRESENTATIONS AND WARRANTIES OF FRONTEER AND
             SELLER............................................................6

Section 2.1     Organizational Status..........................................6
Section 2.2     Authority......................................................6
Section 2.3     Seller's Audited Annual Financial Statements Previously
                Delivered......................................................7
Section 2.4     Seller's Interim Financial Statements Previously Delivered.....7
Section 2.5     Fronteer Interim Financial Statements Previously Delivered.....7
Section 2.6     Seller's Financial Statements to be Delivered..................7
Section 2.7     Fronteer Financial Statements to be Delivered..................8
Section 2.8     Reports........................................................8
Section 2.9     Operations.....................................................8
Section 2.10    Liabilities and Obligations of Seller..........................9
Section 2.11    Title..........................................................9
Section 2.12    Condition of Purchased Assets.................................10
Section 2.13    Right to Inspect the Properties and Records...................10
Section 2.14    Insurance.....................................................10
Section 2.15    Litigation and Claims.........................................10
Section 2.16    Employment Obligations........................................10
Section 2.17    Compliance with ERISA.........................................11
Section 2.18    Preservation of Business Relationships........................11
Section 2.19    Material Agreements With Respect to Clearing Business.........11

Section 2.20    Compliance with Laws..........................................11
Section 2.21    Licenses, Permits and Approvals...............................12
Section 2.22    Ownership of Properties.......................................13
Section 2.23    Intellectual Property.........................................13
Section 2.24    Investment Representation.....................................13
Section 2.25    Accuracy of Schedules.........................................14
Section 2.26    Basis for Representations and Warranties......................14
Section 2.27    Disclosure....................................................14

ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF BUYER..........................15

Section 3.1     Corporate Status..............................................15
Section 3.2     Authority of Buyer............................................15
Section 3.3     Capitalization of.............................................15
Section 3.4     Licenses, Permits, Approvals, Etc.............................15

ARTICLE 4    CONDITIONS PRECEDENT TO OBLIGATIONS OF OFI.......................16

Section 4.1     Accuracy of Representations, Warranties and Covenants.........16
Section 4.2     Licenses, Permits, Approvals, Etc.............................16
Section 4.3     Third Party Consents..........................................16
Section 4.4     No Adverse Changes............................................16
Section 4.5     Approval of Legal Matters by Counsel..........................16
Section 4.6     No Adverse Proceedings........................................17
Section 4.7     Receipt of Closing Documents..................................17
Section 4.8     Approval of Schedules and Documents...........................17

ARTICLE 5    CONDITIONS PRECEDENT TO OBLIGATIONS OF FRONTEER
             AND SELLER.......................................................17
Section 5.1     Accuracy of Representations, Warranties and Covenant..........17
Section 5.2     Capitalization of Buyer.......................................17
Section 5.3     Approval of Legal Matters by Counsel..........................17
Section 5.4     Receipt of Closing Documents..................................18

ARTICLE 6    CLOSING DOCUMENTS................................................18

Section 6.1     Documents to be Delivered by Seller to Buyer..................18
Section 6.2     Documents to be Delivered by Buyer............................19

ARTICLE 7    FURTHER AGREEMENTS...............................................20

Section 7.1     Commissions and Expenses of Sale..............................20
Section 7.2     Updating of Schedules.........................................21
Section 7.3     Clearing Employees............................................21
Section 7.4     Operation of Clearing Business after Closing..................21
Section 7.5     New Clearing Agreements.......................................21
Section 7.6     Services of Robert A. Fitzner, Jr.............................21

Section 7.7     Guaranty of Fronteer..........................................21
Section 7.8     Voting Control of Secutron, Frank Horwich Employment..........21

ARTICLE 8    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION......22

Section 8.1     Survival of Representations and Warranties....................22
Section 8.2     Indemnification by Fronteer and Seller........................22
Section 8.3     Indemnification by Buyer......................................22

ARTICLE 9    TERMINATION, AMENDMENTS AND WAIVER...............................23

Section 9.1     Termination...................................................23
Section 9.2     Effect of Termination.........................................23
Section 9.3     Amendment.....................................................24
Section 9.4     Waiver........................................................24

ARTICLE 10   MISCELLANEOUS PROVISIONS.........................................24

Section 10.1    Notices.......................................................24
Section 10.2    Further Assurance.............................................25
Section 10.3    Execution and Counterparts....................................25
Section 10.4    Headings......................................................25
Section 10.5    Miscellaneous.................................................25
Section 10.6    Publicity.....................................................25

                         AGREEMENT FOR SALE AND PURCHASE
                      OF CERTAIN OF THE BUSINESS AND ASSETS
                                       OF
                            RAF FINANCIAL CORPORATION

         This Agreement is made and entered into as of January __, 1996 by and among FRONTEER DIRECTORY COMPANY, INC. a Colorado corporation ("Fronteer"), RAF FINANCIAL CORPORATION, a Colorado corporation ("Seller") which is a wholly-owned subsidiary of Fronteer, and MULTISOURCE SERVICES, INC., a Colorado corporation (the "Buyer").

                                   WITNESSETH:

     WHEREAS, Seller is engaged in the business of a registered broker-dealer consisting of providing securities transaction clearing services for itself and other broker-dealers on a fully disclosed basis (the "Clearing Business"), providing securities brokerage and investment services, trading fixed income and equity securities, providing investment banking services to corporate and municipal clients, managing and participating in underwriting of corporate and municipal securities, and distributing mutual fund shares (all such business, including the Clearing Business, hereinafter referred to collectively as the "Securities Business");

     WHEREAS, Fronteer acquired all the capital stock of Seller and certain other assets from RAFCO, Ltd., a Nevada corporation ("RAFCO"), pursuant to that certain Plan of Reorganization and Exchange Agreement dated April 26, 1995 (the "Reorganization Agreement") which was consummated on April 26, 1995;

     WHEREAS, Seller and Oppenheimer Funds, Inc. a Colorado corporation ("OFI") have entered into that certain Stock Subscription Agreement of even date herewith (the "Subscription Agreement") pursuant to which Seller will acquire 200 shares of the common stock of Buyer upon the consummation of the transactions hereunder and immediately thereafter, OFI will acquire 800 shares of the common stock of Buyer.

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, the Clearing Business of Seller as a going concern and certain assets of Seller used in the Clearing Business upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein set forth, it is hereby agreed as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

     Section 1.1. Properties and Assets to be Sold and Purchased. Subject to the terms and conditions of this Agreement, and upon the basis of the representations and warranties herein contained, on the Closing Date (as such term is hereinafter defined) Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase from Seller, all of the following properties and assets of Seller, wheresoever located, and whether or not carried on the books of Seller, all as the same shall exist at the Closing (as such term is hereinafter defined) on the Closing Date, (hereinafter said properties and assets are sometimes collectively called the "Purchased Assets"):

          (a) The Clearing Business of Seller as a going concern including the good will and all records, books, regulatory filings, customer lists, supplier lists, brochures, office supplies, literature, credit information and any and all other operating data of Seller with respect thereto;

          (b) Such margin loans, clearing house balances and other financial assets relating to the Clearing Business as identified in Exhibit A attached hereto and hereby made a part hereof as the same exist on the Closing Date but only to the extent Seller receives full credit therefore as provided in Section 1.8 hereof (the "Financial Assets") which Exhibit sets forth the Financial Accounts and Financial Liabilities, as hereinafter defined, as of November 24, 1995;

          (c) All computer programs, software, software licenses, microfiche, copyrights, patents, processes, "know-how," trade secrets (including any common law rights), including all goodwill associated therewith, relating to or used in connection with the Clearing Business, a list and description of which are contained on Schedule 1.1(c) attached hereto and hereby made a part hereof;

          (d) All interest in and to the telephone numbers and telex numbers of Seller used in the Clearing Business and all listings of Seller in connection with the Clearing Business in all telephone books and directories, a list and description of which are contained on Schedule 1.1(d) attached hereto and hereby made a part hereof;

          (e) All furniture, fixtures, vehicles, equipment, hardware, shelving, office supplies, folding, stamping and sorting equipment, and all other items of tangible personal property of Seller used in the Clearing Business, a list and description of which are contained on Schedule 1.1(e) attached hereto and hereby made a part hereof;

          (f) Those franchises, grants, licenses, permits authorizations certificates, orders, registrations and approvals of Seller relating to the Clearing Business listed and described on Schedule 1.1(f) attached hereto and hereby made a part hereof;

          (g) All claims and rights (and benefits arising therefrom) relating to or arising out of the Clearing Business in connection with the Purchased Assets against manufacturers, contractors, sellers or suppliers, including, without limitation, all warranties and guarantees; and

          (h) Those executory contracts of Seller relating to the Clearing Business listed and described on Schedule 1.1(h) attached hereto and hereby made a part hereof (the "Executory Contracts");

     Section 1.2. Excluded Assets. Seller shall retain and not sell and deliver to Buyer, and Buyer shall not purchase from Seller, the following properties and assets of Seller owned and held by Seller on the Closing Date (the "Excluded Assets"):

          (a) All assets and properties of Seller which are not used in connection with the Clearing Business ; and

          (b) The Securities Business of Seller as a going concern, not including the Clearing Business.

     Section 1.3. Assumed Obligations. Buyer shall assume on the Closing Date only the following described liabilities, obligations, contracts and commitments of Seller which exist on the Closing Date (the "Assumed Obligations"):

          (a) Obligations of continued performance by the Seller arising after the Closing Date under the Executory Contracts listed on Schedule 1.1(h) for which the Buyer receives the benefit thereof, except for any such obligation thereunder arising prior to the Closing; and

          (b) Such current financial liabilities to customers or others arising out of the Clearing Business as identified in Exhibit A attached hereto as the same exist on the Closing Date but only to the extent Buyer receives full credit therefore as provided in Section 1.8 hereof (the "Financial Liabilities")

     Section 1.4. Excluded Obligations. Without in any manner affecting the limitation of the obligations to be assumed by Buyer contained in Section 1.3 hereof, but rather to identify more particularly certain obligations of Seller which are not to be assumed by Buyer on the Closing (the "Excluded Obligations") it is agreed that Buyer shall not assume nor be liable for, and Seller expressly agrees that Seller shall be liable for and, promptly discharge when due all debts, liabilities and obligations of Seller including without limitation:

          (a) All liabilities and obligations for long term and short term debt and all accounts payable except those constituting Financial Liabilities specifically included in the Assumed Obligations expressly assumed by Buyer pursuant to Section 1.3 hereof;

          (b) All liabilities, obligations and claims, now existing or hereafter at any time arising or asserted (whether known or unknown, contingent or fixed, liquidated or unliquidated), based on or arising from acts, events, transactions, occurrences, circumstances, or exposure to conditions, existing or occurring prior to the Closing Date, including, without limitation, liabilities, obligations and claims arising in connection with any negligence or misconduct, whether actual or alleged, of Seller or any of its directors, officers, employees or agents, prior to the Closing Date including, without limitation, any liabilities arising out of any matters described in Schedule 2.15 attached hereto;

          (c) All Seller's liabilities and obligations to employees and former employees of Seller, including without limitation, liabilities and obligations for wages, bonuses, retirement benefits, health benefits, sick time, insurance benefits, vacation pay and severance pay; and

          (d) All other debts, liabilities, obligations, contracts and commitments (whether known or unknown, contingent or fixed, liquidated or unliquidated) of Seller arising out of or related to the ownership of the Purchased Assets or the Excluded Assets by Seller, the operation of the Securities Business by Seller, or the transfer of the Purchased Assets to Buyer under the terms hereof, except for the specific Assumed Obligations expressly assumed by Buyer pursuant to Section 1.3 hereof.

     Section 1.5. Closing Date and Time and Place of Closing. The purchase and sale provided for herein shall be consummated and closed (the "Closing") at 10:00 A.M., local time, on a business day prior to June 29, 1996 agreed upon by Seller and Buyer, following the satisfaction of all conditions to Closing (except those which by their terms can only be satisfied upon Closing) but no later than the tenth business day following the satisfaction of such conditions, at the offices of Buyer in Denver, Colorado or at such other time and place as Seller and Buyer shall agree upon. The time and date designated hereunder for consummating and closing the purchase and sale, or the most recently agreed upon date, if any, is herein called the "Closing Date."

     Section 1.6. Purchase Price. The Purchase Price to be paid by Buyer for Purchased Assets (the "Purchase Price") shall be as follows:

          (a) At the Closing, Buyer shall pay to Seller by wire transfer Federal Funds in the amount of Three Million and 00/100 Dollars ($3,000,000) (the "Closing Cash Payment"); and

          (b) As additional consideration, at the Closing Buyer shall issue to Fronteer two hundred (200) shares of the Common Stock of Buyer (the "Buyer Stock"), which will represent twenty percent (20%) of the issued and outstanding shares of Buyer's capital stock after the issuance of eight hundred (800) shares to OFI pursuant to the Subscription Agreement.

     Section 1.7. Purchase Price Allocation. The Purchase Price shall be specifically allocated among the Purchased Assets and to the Agreement Not to Compete referred to in Section 6.1(j) hereof in the manner set forth in Exhibit B attached hereto and hereby made a part hereof. Fronteer, Seller and Buyer covenant and agree not to take a position on any income tax return, before any governmental agency charged with the collection of income tax or in any judicial proceeding that is in any way inconsistent with the allocation of the Purchase Price pursuant to this Section.

     Section 1.8. Taxes and Adjustment of Financial Accounts and Financial Liabilities. All sales, transfer and use taxes arising out of, or in any manner connected with, the sale and transfer of the Purchased Assets hereunder shall be paid by Seller or Buyer, as the case may be, who is responsible for such payment under applicable law. On the Closing Date, Buyer and Seller shall adjust the Financial Assets and the Finance Liabilities as set forth in Exhibit A, attached hereto and Seller shall make a cash payment to the Buyer of net amount of any such Financial Liabilities in excess of such Financial Assets, or, as the case may be, Buyer shall credit to Seller's account with Buyer the net amount of any excess of such Financial Assets over such Financial Liabilities. The determination of the amounts of Financial Assets and Financial Liabilities shall be in accordance with the terms and conditions in Exhibit A attached hereto.

     Section 1.9. Bulk Transfer Laws. Seller shall comply with all applicable laws relating to bulk transfers, and with any advance notice of the sale and purchase provided for therein required or permitted to be given under any applicable laws relating to bulk transfers (collectively, the "Bulk Transfer Acts") unless waived in writing by Buyer.

     Section 1.10. Fronteer Note. On the Closing, Fronteer shall execute and deliver to Buyer a Secured Promissory Note in the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) (the "Note") payable to Buyer in the form attached hereto as Exhibit C-1 and hereby made a part hereof, secured by a first security interest in certain securities held by Fronteer, pursuant to a Pledge Agreement from Fronteer in the form attached hereto as Exhibit C-2 and hereby made a part hereof (the "Pledge Agreement") representing the obligation of Fronteer to repay a portion of the Purchase Price to Buyer on the terms stated therein relating to the results of the Clearing Business after Closing.

     Section 1.11. Master Software Development Agreement and Master License Agreement. On the Closing, Buyer and Fronteer's subsidiary, Secutron Corp. ("Secutron") shall execute and deliver that certain Master Software Development Agreement in the form attached hereto as Exhibit D-1 and hereby made a part hereof (the "Software Agreement") together with the guaranty of Fronteer of such agreement and that certain Master License Agreement in the form attached hereto as Exhibit D-2 and hereby made a part hereof ("License Agreement") together with the guaranty of Fronteer of such agreement.

     Section 1.12. Facilities Agreement. On the Closing, Buyer and Secutron shall execute and deliver that certain Facilities Agreement in the form attached hereto as Exhibit E and hereby made a part hereof (the "Facilities Agreement") together with the guaranty of Fronteer of such agreement.

     Section 1.13. Sublease Agreement. On the Closing, Fronteer and Buyer shall execute and deliver that certain Sub-sublease Agreement in the form attached hereto as Exhibit F and hereby made a part hereof (the "Sublease Agreement").

     Section 1.14. Shareholders Agreement. On the Closing, Fronteer and Buyer shall execute and deliver that certain Shareholders Agreement in the form attached hereto as Exhibit G and hereby made a part hereof relating to Fronteer's ownership of the Buyer Stock (the "Shareholders Agreement").

     Section 1.15. Clearing Agreement. On the Closing, Seller and Buyer shall execute and deliver that certain Fully Disclosed Correspondent Agreement in the form attached hereto as Exhibit H and hereby made a part hereof relating to Seller's obligation to clear trades through Buyer (the "Clearing Agreement") together with the guaranty of Fronteer of such agreement.

                                    ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF FRONTEER AND SELLER

     As an inducement to Buyer to enter into and perform this Agreement, Fronteer and Seller jointly and severally covenant, represent and warrant to, and agree with, Buyer as follows:

     Section 2.1. Organizational Status. Each of Fronteer and Seller is a duly organized, validly existing corporation in good standing under the laws of Colorado, with full power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Seller is duly authorized to transact business and in good standing under the laws of the states listed in
Schedule 2.1 attached hereto and made a part hereof which constitutes every State in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. Neither Fronteer nor Seller owns any subsidiaries or other business organizations engaged in the Clearing Business.

     Section 2.2. Authority. (a) Each of Fronteer and Seller has full legal power and authority to enter into and perform this Agreement and the other agreements entered into in connection herewith (the "Ancillary Documents"), and, except for obtaining the required third party consents set forth in Schedule 2.2 attached hereto and hereby made a part hereof, the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents in accordance with their terms will not violate any provision of law, or the articles of incorporation, by-laws, or result in the forfeiture or cancellation of any license, permit, consent, approval, accreditation or authorization respecting Fronteer or Seller, or the Securities Business, or result in the breach, termination, cancellation or acceleration of any provision of or constitute a default under or result in the creation of any lien, claim or encumbrance pursuant to any court order, judgment or decree order or any indenture, license, permit, authorization, or other instrument to which Fronteer or Seller is a party or by which any of their properties may be bound. Fronteer and Seller agree to obtain, prior to the Closing Date, all consents of third parties, which shall be required to sell and transfer to Buyer the Purchased Assets and to consummate the transactions hereunder.

     (b) All shareholders and directors of Fronteer and Seller have taken all necessary action to authorize and approve the execution, delivery and performance of this Agreement and the Ancillary Documents and all of the transactions contemplated hereby and thereby.

     Section 2.3. Seller's Audited Annual Financial Statements Previously Delivered. (a) Seller has furnished to Buyer copies of audited annual financial statements of Seller listed and described on Schedule 2.3 attached hereto and hereby made a part hereof.

     (b) Each of the financial  statements  referred to in paragraph (a) of this
Section 2.3 has been prepared in accordance with generally accepted accounting principles and practices consistently applied, is true, correct and complete in all material respects and fairly presents the financial position of Seller, as of the date thereof or, as the case may be, the results of operations for the periods covered thereby.

     Section 2.4. Seller's Interim Financial  Statements  Previously  Delivered.
(a) Seller has furnished to Buyer copies of the interim financial statements of Seller listed and described on Schedule 2.4 attached hereto and hereby made a part hereof.

     (b) Each of the financial  statements  referred to in paragraph (a) of this
Section 2.4 has been prepared in accordance with generally accepted accounting principles and practices consistently applied (subject to normal year end adjustments and the absence of footnotes) is true, correct and complete in all material respects and fairly presents the financial position of Seller, as of the date thereof or, as the case may be, the results of operations for the periods covered thereby.

     Section 2.5. Fronteer Interim Financial  Statements  Previously  Delivered.
(a) Fronteer has furnished to Buyer copies of the interim consolidated financial statements of Fronteer and its subsidiaries listed and described on Schedule 2.5 attached hereto and hereby made a part hereof.

     (b) Each of the financial  statements  referred to in paragraph (a) of this
Section 2.5 has been prepared in accordance with generally accepted accounting principles and practices consistently applied (subject to normal year end adjustments and the absence of footnotes) is true, correct and complete in all material respects and fairly presents the consolidated financial position of Fronteer and its subsidiaries, as of the date thereof or, as the case may be, the consolidated results of operations for the periods covered thereby.

     Section 2.6. Seller's Financial Statements to be Delivered. (a) As soon as available, but in no event later than thirty (30) days after each month end, Seller shall deliver to Buyer copies of the unaudited financial statements of Seller for each month end beginning with November of 1995 and ending with the last month ending prior to Closing.

     (b) Each of the financial  statements  referred to in paragraph (a) of this
Section 2.6 will have been prepared in accordance with generally accepted accounting principles and practices consistently applied (subject to normal year-end adjustments and the absence of footnotes), will be true, correct and complete in all material respects and will fairly present the financial position of Seller, as of the date thereof or, as the case may be, the results of operations for the period covered thereby.

     Section 2.7. Fronteer Financial Statements to be Delivered. (a) As soon as available, but in no event later than thirty (30) days after the end of each calendar quarter, Fronteer shall deliver to Buyer copies of the consolidated unaudited financial statements of Fronteer and its subsidiaries for each calendar quarter beginning with the calendar quarter ended December 31, 1995 and ending with the calendar quarter ending prior to Closing.

     (b) Each of the financial  statements  referred to in paragraph (a) of this
Section 2.7 will have been prepared in accordance with generally accepted accounting principles and practices consistently applied (subject to normal year-end adjustments and the absence of footnotes), will be true, correct and complete in all material respects and will fairly present the consolidated financial position of Fronteer and its subsidiaries, as of the date thereof or, as the case may be, the results of operations for the period covered thereby.

     Section 2.8. Reports. Since December 31, 1989: (i) Fronteer and Seller have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") including, without limitation, all FOCUS reports and all amendments and supplements to all such reports (collectively, the "SEC Reports"), and (ii) Fronteer and Seller have filed all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities including, without limitation, state authorities regulating the purchase and sale of securities (all such forms, reports, statements and other documents in clauses
(i) and (ii) of this Section 2.8 being collectively referred to as the "Reports"). The Reports, including all SEC Reports filed after the date of this Agreement and prior to the Closing, (i) were or will be prepared in all material respects in accordance with the requirements of applicable laws, rules and regulations (including, with respect to Fronteer and Seller) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. From the date hereof through the Closing Date, Fronteer and Seller will furnish Buyer with a copy of each SEC Report within ten days after the filing thereof and a copy of any other Report which may be requested by Buyer.

     Section 2.9. Operations. Except as disclosed on Schedule 2.9 attached hereto and hereby made a part hereof, since September 30, 1995, there has not been any material adverse change in the business, operations, financial position, properties and other assets of Seller, and since such date, the Clearing Business has been conducted in the usual, regular and ordinary manner and shall continue, through and including the Closing Date, to be conducted in such manner, unless prior written approval for any variation therefrom shall have first been secured from Buyer. Except as disclosed on Schedule 2.9 attached hereto, for the period from September 30, 1995, to and including the Closing Date, the following is and will be true with respect to Seller:

          (a) All transactions involving Seller, have been accurately and fully recorded or otherwise reflected in books and records of Seller;

          (b) Seller has not sold, exchanged, conveyed or otherwise disposed, or subjected to lien, pledge, hypothecation, mortgage, or other encumbrance, any assets or properties included in the description of the Purchased Assets;

          (c) Seller has paid its debts and liabilities, including taxes, fees, levies and assessments in the ordinary course as they have matured;

          (d) Seller has not incurred any debt, obligation or liability other than those incurred in the ordinary course of their businesses, which are not of a material nature or amount, and which do not or will not presently, with the passage of time or upon default, subject to the Purchased Assets to any lien, claim, charge, mortgage or other encumbrance;

          (e) Seller has complied with all laws applicable to the conduct of the Securities Business;

          (f) Seller has conducted the Clearing Business only in the usual, regular and ordinary course and in substantially the same manner as theretofore conducted;

          (g) Seller has maintained Purchased Assets in a good state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty adequately covered by insurance excepted; and

          (h) There has not occurred any transaction or event, nor is any anticipated, which does or may adversely affect the Clearing Business or the Purchased Assets in any material respect.

     Section 2.10. Liabilities and Obligations of Seller. Seller will have on the Closing Date no debts, liabilities, contracts, commitments or other obligations, direct or indirect, absolute or contingent, determined or undetermined, which are not reflected, described or disclosed in (i) the September 30, 1995 financial statements referred to in Section 2.3 hereof or
(ii) this Agreement or any of the Schedules attached hereto, except those arising in the ordinary course of business after September 30, 1995, to the time of the Closing Date which will not be in violation of any representation, warranty or covenant contained in this Agreement, and will not have a material adverse effect upon the operations, financial position, prospects or properties of the Securities Business or the Purchased Assets.

     Section 2.11. Title. Seller, has good and marketable title to all of the Purchased Assets, free and clear of all liabilities, liens, charges, claims, rights, encumbrances and restrictions on transfers, and no financing statement covering all or any portion of the Purchased Assets has been filed in any public office which remains in effect.

     Section  2.12.  Condition  of  Purchased  Assets.  Except as  disclosed  on
Schedule 2.12 attached hereto and hereby made a part hereof, all of the Purchased Assets are in good repair and operating condition free from any defects, except for ordinary wear and tear and such minor defects as will not interfere with the continued use thereof in conduct of normal operations.

     Section 2.13. Right to Inspect the Properties and Records. Buyer and its agents, attorneys, accountants, employees, contractors and other authorized representatives shall have the right, at any reasonable time and from time to time as Buyer may reasonably deem appropriate, to examine the properties and records of Fronteer and Seller and to make such tests, surveys, investigations and other inspections in such manner as Buyer may deem necessary or desirable. No investigation or examination by Buyer or any of its agents or representatives of such properties and records of Fronteer or Seller shall affect the representations and warranties of Fronteer and Seller contained in this Agreement.

     Section 2.14. Insurance. (a) Seller has in effect such insurance coverage relating to its Clearing Business described on Schedule 2.14 attached hereto and hereby made a part hereof, which description includes the name of the insurer, the policy number, the name of the insureds, the type and amount of coverage and risks insured, and Seller has delivered to Buyer complete and accurate copies of all such insurance policies. Such insurance coverage, as to amounts and types of coverage and risks insured, in the reasonable judgment of Seller is adequate for the Clearing Business as presently conducted.

     (b) Schedule 2.14 attached hereto contains a list of all bonds on employees and other personnel employed by Seller in its Clearing Business. Each of such bonds is in full force and effect.

     Section 2.15. Litigation and Claims. Except as set forth in Schedule 2.15 attached hereto and hereby made a part hereof, there are no litigations, suits, claims, demands or proceedings pending, in prospect, asserted or to the best knowledge of Fronteer and Seller, threatened against or relating to Fronteer or Seller or their respective properties or assets, nor to the best knowledge of Fronteer and Seller is there any meritorious basis for any such suit, claim, demand or proceeding, nor is there in existence any judgment or award against Fronteer or Seller related to or affecting their businesses or the properties or assets of Fronteer or Seller. Except as set forth in Schedule 2.15 attached hereto, neither Fronteer nor Seller nor any of their respective officer, directors or employees is under investigation for violation of any law or regulation related to or affecting the Securities Business. The financial statements ofseller and Fronteer referred to in Sections 2.3 and 2.4 hereof contain adequate reserves for all liabilities which may arise from the matters disclosed in Schedule 2.15 attached hereto.

     Section 2.16. Employment Obligations. Schedule 2.16 attached hereto and hereby made a part hereof lists the names, commencement dates of employment and the current salary and other compensation rates of all present employees of Seller who perform services in connection with the Clearing Business (the "Clearing Employees"), together with a listing of all other employment benefits, including, without limitation, personal leave time, employee loans and the amount of all profit sharing and pension benefits, which have accrued for such Clearing Employees as of the date hereof, an accurate summary of any pension, profit sharing, bonus, medical benefits, insurance or similar arrangements for such Clearing Employees, salaried or nonsalaried, including any formal or informal plans, the funding arrangements with regard thereto and all severance pay and other obligations which would be due Clearing Employees if their employment was terminated as of the date hereof. Except as and to the extent set forth on Schedule 2.16 attached hereto or otherwise disclosed herein, there are no agreements, contracts or understandings between Seller and the Clearing Employees, with respect to employment, wages, expenses, allowances, vacations, hours, working conditions, bonuses, salaries, pensions, profit sharing, medical benefits, insurance benefits, severance pay or otherwise.

     Section 2.17. Compliance with ERISA. Seller has no liability or contingent liability with respect to any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(l) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any "multi-employer plan" (as defined in Section 3(37) of ERISA)), except as set forth on its financial statements heretofore delivered to Buyer. All Sellers employee benefit plans and fringe benefit arrangements comply and have been administered in form and in operation, in all material respects, in compliance with all requirements of law and regulation applicable thereto, and Seller have not received any notice from any governmental agency questioning or challenging such compliance.

     Section 2.18. Preservation of Business Relationships. Fronteer and Seller will use their best efforts (without making any commitment on behalf of Buyer) to preserve for Buyer the relationships of Seller with its Clearing Employees, agents, customers, and others having business relationships with Seller in respect of the Clearing Business.

     Section  2.19.  Material  Agreements  With  Respect to  Clearing  Business.
Schedule 2.19 attached hereto and hereby made a part hereof accurately describes all material leases and licenses with respect to any property, real or personal (whether as landlord, tenant, licensor or licensee), contracts, guarantees, indentures, agreements, understandings or other commitments, whether oral or written, of Seller relating to the Clearing Business or the Purchased Assets and Seller has delivered to Buyer complete and accurate copies of all documents referred to on Schedule 2.19 attached hereto, each of which is in effect and valid and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general principles of equity.

     Section 2.20. Compliance with Laws. (a) Fronteer's and Seller's services, practices, billings, employee benefits, properties, equipment, machinery, buildings used, and operations are in compliance in all material respects with all applicable Federal, state and local laws, statutes, ordinances, codes, regulations, rules, orders, restrictions and requirements, governmental, administrative, judicial and otherwise, including, without limitation, environmental laws and those relating to wages, securities, prices, equal opportunity, environmental protection, safety, health, medical care, building and zoning, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the "Advisers Act"), the rules and regulations of the state commissions regulating the business of securities broker-dealers in the states in which the Seller is licensed to do business (the "State B-D Laws"), the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") (the "NASD Rules"), the rules and regulations of the Municipal Securities Rulemaking Board ("MSRB") (the "MSRB Rules"), the rules and regulations of the Securities Investor Protection Corporation ("SIPC") (the "SIPC Rules").

     (b) Neither Fronteer nor Seller, nor any of their respective executive officers, directors, managerial employees or, any other person subject to MSRB Rule G-37 (including, without limitation, any consultant, adviser, lobbyist or other agent acting on behalf of or for the benefit of Fronteer or Seller) (such employees and other persons are collectively referred to herein as the "G-37 Persons") has (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any law, rule or regulation of any governmental entity, (ii) established or maintained any unrecorded fund or asset of Fronteer or Seller for any improper purpose or made any false entries on its books and records for any reason, (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state or local public office in violation of any law, rule or regulation of any governmental entity, (iv) engaged in any activity constituting fraud or abuse under the laws, rules or regulations relating to the securities industry or the regulation of securities broker-dealers or (v) made or agreed to make any contribution, payment or gift to any government official or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for state or local public office, in either case, which would prevent, restrict or otherwise limit the ability of Fronteer or Seller (prior to the Closing Date) or of Buyer or any affiliate of Buyer (after the Closing Date) to conduct any aspect of public finance business with any state, municipal or other local unit of government or agency under Rule G-37.

     (c) All of the respective officers and employees of Fronteer and Seller who are required to be licensed or registered to conduct the business of Fronteer and Seller as presently conducted are duly licensed or registered in each state in which such licensing or regulation is so required (collectively, the "Registered Representatives"). None of the Registered Representatives is or has been subject to any disciplinary or other regulatory compliance proceeding that would, or would be reasonably likely to, prevent, restrict, unduly delay or otherwise limit the transfer from Seller to Buyer, or the re-licensing or re-registration by Buyer, of the licenses or registrations of such Registered Representatives in any state in which such Registered Representatives are licensed or registered.

     Section  2.21.  Licenses,  Permits and  Approvals.  (a) Attached  hereto as
Schedule 2.21 and hereby made a part hereof is a list and description of all franchises, grants, licenses, permits, authorizations, certificates, orders, registrations and approvals required by any Federal, state, local and foreign laws and government's administrative or judicial authorities in connection with the operation of the Clearing Business as presently being conducted by Seller and the ownership of the Purchased Assets by Seller, all of which are in full force and effect and, except as specifically noted on Schedule 2.21 attached hereto, will be transferred to Buyer on the Closing Date. Schedule 2.21 lists each state in which Seller is licensed as a securities broker-dealer with respect to its Clearing Business. Fronteer and Seller shall use their best efforts to assist Buyer in obtaining the franchises, grants, licenses, permits, authorizations, certificates, orders, registrations and approvals necessary or appropriate for the operation of the Clearing Business or the ownership of the Purchased Assets which are not transferable by Seller.

     (b) Each of Fronteer and Seller is in possession of all material franchises, grants, licenses, permits, authorizations, certificates, orders, registrations and approvals with and under all Federal, state, local and foreign laws and governments necessary for Fronteer and Seller to own, lease and operate its properties or to carry on its business as it is now being conducted and no suspension, revocation or cancellation of any items is pending or, to the best knowledge of Fronteer and Seller, threatened.

     Section 2.22. Ownership of Properties. Except as set forth on Schedule 2.22 attached hereto the Purchased Assets include all properties and assets both tangible and intangible, real, personal and mixed which are used in the conduct of the Clearing Business by Seller. All of the Purchased Assets are located at Seller's offices, One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203.

     Section 2.23. Intellectual Property. All material computer programs, software, software licenses, copyrights, patents and similar intellectual rights owned or applied for by Seller or used in connection with the operation of the Clearing Business are described on Schedule 2.23 attached hereto and hereby made a part hereof (the "Intellectual Property"). In connection with the Clearing Business, Seller is not infringing or violating in any material respect, and has not infringed or violated in any material respect, any adversely held patent, copyright, trademark, service mark or trade name, nor engaged in any kind of unfair or unlawful competition nor wrongfully used any confidential information or trade secrets or patentable inventions of any former employee of Seller or any other person, firm or corporation. Seller is not wrongfully using any such information in connection with the Clearing Business. Seller has the right and authority to use all Intellectual Property as is necessary to enable it to conduct and to continue to conduct all phases of the Clearing Business in the manner presently conducted by it, and such use does not, and will not, conflict with, infringe on, or violate any patent or other rights of others. Except for necessary third party consents set forth in Schedules 2.2 hereof, Seller has the right and authority to transfer all Intellectual Property to Buyer in accordance with this Agreement.

     Section 2.24. Investment Representation. (a) Fronteer acknowledges that Buyer has furnished for its consideration and review any information requested by Buyer.

     (b) Fronteer further acknowledges that it has been given the opportunity to ask questions and receive answers from Buyer concerning the terms and conditions set forth herein and the Buyer Stock to be acquired by Fronteer hereunder and to obtain any additional information necessary to verify the accuracy of the Investment Information.

     (c) Fronteer represents and warrants (i) that Fronteer is entering into this Agreement for its own account, (ii) that the Buyer Stock is being acquired by Fronteer for its own account, (iii) that Fronteer is acquiring the Buyer Stock for investment and not with a view to, or for sale in connection with, any distribution thereof, (iv) that Fronteer has no present intention of selling or distributing the Buyer Stock (v) that Buyer is a newly formed corporation with no prior operations and the Buyer Stock represents a speculative investment, and
(vi) that Fronteer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Buyer Stock. Fronteer shall execute and deliver to Buyer on the Closing Date an investment letter substantially in the form attached hereto as Exhibit I and hereby made a part hereof (the "Investment Letter").

     (d) Fronteer has been informed and understands that the Buyer Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act") (or under any applicable state securities laws), and that Buyer does not contemplate and is not required to file for such registration.

     (e) Fronteer has been advised that the Buyer Stock is authorized and described in the Certificate of Incorporation of Buyer filed with the Secretary of State of Colorado.

     Section 2.25. Accuracy of Schedules. There has been no material adverse change in any of the matters reflected in any schedule delivered pursuant to this Agreement from the respective date thereof to and including the date of this Agreement, nor will there be any material adverse change in such matters from the date hereof to and including the Closing Date except as shall be disclosed to Seller in updated Schedules delivered pursuant to Section 7.2 hereof.

     Section 2.26. Basis for Representations and Warranties. Prior to executing this Agreement, Fronteer and Seller have made such affirmative and thorough reviews, searches, inspections and inquiries relating to Fronteer and Seller, the Securities Business and the Clearing Business, and have consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate and each of them shall continue to make such reviews, searches, inspections and inquiries through the Closing.

     Section 2.27. Disclosure. To the best knowledge of Fronteer and Seller, no representation or warranty made herein by Fronteer or Seller and no certificate or Schedule given or to be given to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading. To the best knowledge of Fronteer and Seller, they have made, and will make in good faith through the Closing Date, full disclosure of all material facts with respect to Fronteer, Seller and the Clearing Business which a prudent purchaser of the Purchased Assets would deem material and relevant in connection with the transactions provided for in this Agreement.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Fronteer and Seller to enter into and perform this Agreement, Buyer covenants, represents and warrants to, and agrees with Fronteer and Seller as follows:

     Section 3.1. Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has full corporate power and authority to enter into this Agreement.

     Section 3.2. Authority of Buyer. (a) Subject to Buyer obtaining all necessary licenses, permits, approvals, consents and authorizations as contemplated under Section 4.2, Buyer has the full legal power and authority to enter into and perform this Agreement and the Ancillary Documents to which it is a party, and the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents in accordance with their terms will not violate in any material respect any provision of law, articles of incorporation or by-laws of Buyer or result in the forfeiture or cancellation of any material license, permit, consent, approval, accreditation or authorization respecting Buyer or its business, or result in the material breach, termination, cancellation or acceleration of any provision of or constitute a default under or result in the creation of any material lien, claim or encumbrance pursuant to any material indenture, license, permit, authorization, court order, judgment or decree agreement or other material instrument to which Buyer is a party or by which any of their properties may be bound.

     (b) The directors of Buyer have taken all necessary action to authorize and approve the execution, delivery and performance of this Agreement, the Ancillary Documents and all of the transactions contemplated hereby and thereby.

     Section 3.3. Capitalization of Buyer. (a) Buyer has authorized capital of 1,000 shares of Common Stock, of which 200 shares will be issued to Seller and 800 shares will be issued to OFI pursuant to the Subscription Agreement.

     (b) There are no outstanding warrants, options, calls, subscriptions, contracts, rights or other arrangements or commitments obligating Buyer to issue any additional shares of capital stock, nor are there any securities, debts, obligations or rights outstanding which are convertible into shares of Buyer's capital stock.

     Section  3.4.  Licenses,  Permits,  Approvals,  Etc.  Buyer  agrees  to use commercially reasonable efforts in good faith to obtain all necessary governmental, administrative, regulatory, association and other licenses, permits, approvals, consents, membership certificates, orders, registrations and authorizations necessary in connection with the operation of the Clearing Business by Buyer and the consummation of the transactions hereunder.

                                    ARTICLE 4
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment at or prior to the Closing Date of each of the following conditions, upon the nonfulfillment of any of which, at the option of Buyer, this Agreement may be terminated with the effect set forth in Section 9.2 hereof:

     Section 4.1. Accuracy of Representations, Warranties and Covenants. (a) The representations and warranties of Fronteer and Seller set forth in Article 2 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise permitted hereby. Fronteer and Seller shall have delivered to Buyer on the Closing Date a certificate dated the day of the Closing to the effect set forth in this Section 4.1(a).

     (b) Fronteer and Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or on the Closing Date. Fronteer and Seller shall have delivered to Buyer on the Closing Date a certificate dated the day of the Closing Date to the effect set forth in this
Section 4.1(b).

     Section 4.2. Licenses, Permits, Approvals, Etc. Buyer and its officers, directors and employees, including Clearing Employees retained by Buyer shall have obtained all governmental, administrative, regulatory, association and other licenses, permits, approvals, consents, membership certificates, orders, registrations and authorizations which, in the opinion of Buyer, are desirable in connection with the operation of the Clearing Business by Buyer and the consummation of the transactions hereunder.

     Section 4.3. Third Party Consents. All necessary approvals or consents of third parties, governmental, regulatory, association or otherwise, including, without limitation, consents to the assignment of any contract, lease, agreement, license, membership, or other permit, instrument or governmental agreement to be assigned by Seller hereunder, and to consummation of the transactions provided for herein, shall have been obtained in form and substance satisfactory to Buyer and its legal counsel unless waived in writing by Buyer and shall be in effect.

     Section 4.4. No Adverse Changes. There shall have been no material adverse changes since September 30, 1995, in the condition (financial or otherwise) of Fronteer or Seller, the Clearing Business or the Purchased Assets. Fronteer and Seller shall have delivered to Buyer a certificate dated the day of the Closing Date to the effect set forth in this Section 4.4.

     Section 4.5. Approval of Legal Matters by Counsel. There shall have been furnished to counsel for Buyer certified copies of such corporate and business records of Fronteer and Seller and copies of such documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement, the Ancillary Documents and the transactions contemplatedhereby and thereby shall have been reasonably satisfactory to counsel for Buyer.

     Section 4.6. No Adverse Proceedings. There shall be no action, suit, proceeding or claim instituted or threatened by Fronteer, Seller or a third party relating to the transactions contemplated by this Agreement or the Ancillary Documents which would delay or materially adversely affect the consummation of the transactions hereby and thereby or the Clearing Business.

     Section 4.7. Receipt of Closing Documents. Buyer shall have received all of the closing documents referred to in Section 6.1 hereof.

     Section 4.8. Approval of Schedules and Documents. All Schedules required to be provided to Buyer pursuant to Article 2 and Section 7.2 hereof, and all financial statements and other documents to be provided to Buyer shall be reasonably satisfactory to Buyer in all respects.

                                    ARTICLE 5
           CONDITIONS PRECEDENT TO OBLIGATIONS OF FRONTEER AND SELLER

     The obligations of Fronteer and Seller under this Agreement are, at the option of Seller, subject to the fulfillment at or prior to the Closing Date of each of the following conditions, upon the unfulfillment of any of which, at the option of Seller, this Agreement may be terminated with the effect set forth in
Section 9.2 hereof:

     Section 5.1. Accuracy of Representations, Warranties and Covenants. The representations and warranties of Buyer set forth in Article 3 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise permitted hereby. Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date. Buyer shall have delivered to Seller a certificate dated the day of the Closing Date to the effect set forth in this Section 5.1.

     Section 5.2. Capitalization of Buyer. Buyer shall have initial capital consisting of equity and debt of at least Five Million Dollars ($5,000,000) plus amounts payable by Buyer to Seller pursuant to Section 1.6(a) hereof and plus amounts payable by Buyer to Seller pursuant to Section 1.8 hereof or minus amounts payable by Seller to Buyer pursuant to Section 1.8 hereof.

     Section 5.3. Approval of Legal Matters by Counsel. There shall have been furnished to counsel for Fronteer and Seller certified copies of such corporate records of Buyer and copies of such documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory to counsel for Fronteer and Seller.

     Section 5.4.Receipt of Closing Documents;. Seller shall have received all of the closing documents referred to in Section 6.2 hereof.

                                    ARTICLE 6
                               CLOSING DOCUMENTS

     Section 6.1.Documents to be Delivered by Seller to Buyer;. Seller agrees to deliver to Buyer on the Closing Date the following:

          (a) Bills of Sale, Assignments and Transfers. Good and sufficient bills of sale, assignments, instruments of conveyance, certificates of title and other instruments of transfer, duly executed by Seller, in forms satisfactory to Buyer and its counsel with covenants or warranties as shall be necessary to assign and transfer to and vest in Buyer good and merchantable title to all the Purchased Assets, free and clear of any and all liabilities, liens, claims and encumbrances.

          (b) Consents to Assignments. All consents of third parties which are necessary, in the opinion of counsel for Buyer, to effectively transfer the Purchased Assets in the manner provided for herein, in form and substance satisfactory to said counsel unless waived in writing by Buyer.

          (c) Certificates. Certificate of the Presidents of Fronteer and Buyer dated the Closing Date, certifying that the conditions precedent set forth in Sections 4.1(b) and 4.4 hereof have been fulfilled.

          (d) Certificates of Secretarial Officers. Certificate of the Secretaries of Fronteer and Seller dated the Closing Date with respect to
     (i) the Articles of Incorporation of Fronteer and Seller, (ii) the By-laws of Fronteer and Seller, (iii) the corporate director resolutions contemplated hereby, and (iv) the incumbency of certain officers of Fronteer and Seller and the specimen signatures of those officers of Seller executing documents.

          (e) Articles of Incorporation. Articles of incorporation and all amendments thereto of Fronteer and Seller certified by the Secretary of State of the State of Colorado as of a date not more than thirty (30) days prior to the Closing Date.

          (f) Good Standing Certificates. Certificates of good standing for Fronteer and Seller issued by the Secretary of State of Colorado, each dated not more than thirty (30) days prior to the Closing Date.

          (g) Lien Search. Good and sufficient evidence reasonably satisfactory to counsel for Buyer that (i) there are no chattel mortgages, security interests, judgments, claims or other liens outstanding against any of the Purchased Assets, (ii) Seller has good, marketable title to all of the Purchased Assets and (iii) Buyer's security interest under the Pledge Agreement will constitute a good first lien on the Pledged Securities.

          (h) Counsels Opinion. Legal opinion of counsel for Fronteer and Seller addressed to Buyer, dated the Closing Date, to the effect set forth in Exhibit J and hereby made a part hereof;

          (i) Certificates of Title. Certificates of title or origin (or like documents) with respect to all vehicles included in the Purchased Assets and other equipment for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser.

          (j) Fronteer and Seller Agreement Not to Compete. The Agreement Not to Compete executed by Fronteer and Seller in the form attached hereto as Exhibit K and hereby made a part hereof (the "Agreement Not to Compete").

          (k) O'Leary Employment Agreement and Wilson Employment Agreement. The O'Leary Employment Agreement (the "O'Leary Employment Agreement") executed by Peter O'Leary and the Wilson Employment Agreement (the "Wilson Employment Agreement") executed by Arlene Wilson in the forms attached hereto respectively as Exhibits L-1 and L-2 and hereby made a part hereof.

          (l) Sub-Lease Agreement. The Sub-Lease Agreement executed by Fronteer.

          (m) Investment Letter. The Investment Letter executed by Fronteer.

          (n) Software Agreement and License Agreement. The Software Agreement and the License Agreement executed by Secutron and the guaranty thereof by Fronteer.

          (o)  Facilities  Agreement.   The  Facilities  Agreement  executed  by
     Secutron and the guaranty thereof by Fronteer.

          (p) Shareholders Agreement. The Shareholders Agreement executed by Fronteer.

          (q) Clearing Agreement. The Clearing Agreement executed by Seller and the guaranty thereof by Fronteer.

          (r) Note. The Note executed by Fronteer.

          (s)  Pledge  Agreement.  The Pledge  Agreement  executed  by  Fronteer
     together   with  the  Pledged   Securities   thereunder   and   appropriate
     assignments.

     Section 6.2. Documents to be Delivered by Buyer. Buyer agrees to deliver to Seller, on the Closing Date the following:

          (a) Officer's Certificates. Certificates of the President or a Vice President of Buyer dated the Closing Date certifying that the conditions precedent set forth in Section 5.1 hereof have been fulfilled.

          (b) Certificate of Secretarial Officers of Buyer. Certificate of the Secretary or an Assistant Secretary of Buyer dated the Closing Date with respect to (i) the articles of incorporation of Buyer, (ii) the by-laws of Buyer, (iii) corporate director resolutions contemplated hereby, and (iv) the incumbency of certain officers of Buyer and the specimen signatures of those officers of the particular corporation executing documents.

          (c) Articles of Incorporation. Articles of Incorporation of certified by the Secretary of State of the State of Colorado, as of a date not more than thirty (30) days prior to the Closing Date.

          (d) Good Standing Certificate. Certificates of good standing for Buyer issued by the Secretary of State of the State of Colorado and dated not more than thirty (30) days prior to the Closing Date.

          (e) Transfer of Funds. A wire transfer of funds representing the Closing Cash Payment as provided in Section 1.6 hereof.

          (f) Software Agreement and License Agreement. The Software Agreement and License Agreement executed by Buyer.

          (g) Facilities Agreement. The Facilities Agreement executed by Buyer.

          (h) Sub-lease Agreement. The Sublease Agreement executed by Buyer.

          (i)Shareholders  Agreement.  The  Shareholders  Agreement  executed by
     Buyer.

          (j) Clearing Agreement. The Clearing Agreement executed by Buyer.

          (k) Counsel's Opinion. Legal opinion of counsel for Buyer, which may be Buyer's in-house counsel, addressed to Fronteer andSeller, dated the Closing Date in the form attached hereto as Exhibit M and hereby made a part hereof.

          (l) Stock Certificate. The stock certificate for the Buyer Stock issued in the name of Fronteer.

          (m) Other Documents. Such other documents and showings as shall reasonably be required by Fronteer, Seller and their counsel.

                                    ARTICLE 7
                               FURTHER AGREEMENTS

     Section 7.1. Commissions and Expenses of Sale. Each party to this Agreement shall bear its own legal, accounting and other related expenses in connection with the purchase and sale provided for herein. Each of the parties hereto represents and warrants that it has not incurred any obligation or liability, contingent or otherwise, for broker's finder's or advisor's fees in connection with the transactions provided for herein and each agrees to hold the others harmless from and against all such liability arising out of contracts, express or implied, which may be asserted against the non-contracting parties. The parties acknowledge that Seller may pay certain additional compensation to certain of its employees in connection with the transactions contemplated hereunder and Seller shall be solely responsible for any such liability and hold Buyer harmless from any such liability.

     Section 7.2. Updating of Schedules. The Schedules which have been delivered by Seller to Buyer prior to the execution of this Agreement have been prepared by Seller. Prior to the Closing Date Seller will update such schedules to include information as of such date as may be requested by Buyer from time to time and such information as provided by Seller pursuant to Section 2.25 hereof and delivered to Buyer with any and all changes specifically marked so that all such Schedules are true, accurate and complete in all respects.

     Section 7.3. Clearing Employees. Fronteer and Seller agree that Buyer shall offer employment to all of the Clearing Employees to commence upon the Closing Date on such terms and conditions as Buyer shall, in its sole discretion, agree upon; provided, however, Buyer shall not offer future salary to any of the Clearing Employees which is less than the current salary being paid by Seller to such Clearing Employee as set forth in Schedule 2.16 attached hereto, subject to any increases in salary in the ordinary course of business after the date hereof, but in no event more than four 4% as to any employee. Buyer shall not be responsible for any of Seller's obligations to any Clearing Employees, whether or not employed by Buyer. Fronteer and Seller shall be fully responsible for all obligations to such Clearing Employees and shall pay the Clearing Employees all accrued salary, bonuses, vacation pay and other compensation as of the Closing Date.

     Section 7.4. Operation of Clearing Business after Closing. Buyer agrees to use commercially reasonable efforts in good faith to continue the operation of the Clearing Business in the normal course during the period from the Closing to the Second Determination Date, as such term is defined in the Note.

     Section 7.5. New Clearing Agreements. Seller agrees to use commercially reasonable efforts in good faith to assist Buyer to obtain and retain Seller's clearing customers as clearing customer of Buyer.

     Section 7.6. Services of Robert A. Fitzner, Jr. Fronteer and Seller agree that so long as Fronteer owns, directly or indirectly, shares of Buyer Stock, they will cause Robert A. Fitzner, Jr. to provide consulting services to Buyer with respect to Buyer's Clearing Business for a minimum of 15 hours per week without charge, except that Buyer shall reimburse Fronteer and Seller for any out-of-pocket expenses incurred in connection with such consulting services other than compensation for the services of Mr. Fitzner.

     Section 7.7. Guaranty of Fronteer. The Guaranty of Fronteer of the Software Agreement, the License Agreement and the FacilitiesAgreement shall be in the form attached hereto as Exhibit N and hereby made a part hereof.

     Section 7.8. Voting Control of Secutron, Frank Horwich Employment. Fronteer agrees that during the term of the Clearing Agreement it shall take all necessary action in order to maintain control of at least 51% of the voting securities of Secutron so as to enable it to elect a majority of the board of directors of Secutron during such term. Fronteer shall provide Buyer with appropriate evidence of such arrangements to maintain voting control from time to time as may be requested by Buyer. Fronteer further agrees that on or before the Closing, Secutron shall enter into a three-year employment agreement with Frank Horwich in form and substance reasonable and satisfactory to Buyer and provide evidence of the same to Buyer on or before the Closing.

                                    ARTICLE 8
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION

     Section 8.1. Survival of Representations and Warranties. Any investigation or examination by either Buyer, on the one hand, or Fronteer and Seller, on the other hand, of the business, or properties or affairs of the others shall not affect the representations and warranties of such persons set forth herein. The representations and warranties made by the parties in Articles 2 and 3 hereof shall be deemed to be remade at and survive the Closing Date.

     Section 8.2. Indemnification by Fronteer and Seller. Each of Fronteer and Seller agree jointly and severally to indemnify and hold OFI, and Buyer and their respective directors and officers, harmless from and against all liability, loss, cost or expense, including, without limitation, attorneys' fees, expenses and costs of litigation ("Losses"), OFI, Buyer and/or any such person may sustain by reason of any of the following:

          (a) The inaccuracy of any representation or warranty of Fronteer or Seller herein set forth or in any certificate or other document delivered by Fronteer or Seller, to Buyer in accordance with the terms hereof;

          (b) The breach of any of the agreements or covenants of Fronteer or Seller contained herein or in any certificate or other document or agreement delivered by Fronteer or Seller to Buyer in accordance with the terms hereof;

          (c) Failure to comply with the Bulk Transfer Acts;

          (d) Any suits, claims, demands, litigation, proceedings or matters arising out of, or in any manner connected with, the consummation of the transactions contemplated under this Agreement, asserted or claimed to be asserted by any present director, officer, stockholder, employee, contractor or agent of Fronteer, Seller or Secutron; and

          (e) The failure of Seller to satisfy and discharge any obligations or liabilities arising out of the Excluded Obligations.

     Section 8.3. Indemnification by Buyer. Buyer agrees to indemnify and hold Fronteer and Seller and their respective directors and officers harmless from and against all Losses which Fronteer, Seller, and/or any such person may sustain by reason of any of the following:

          (a) The inaccuracy of any representation or warranty of Buyer herein set forth or in any certificate or other document delivered by Buyer to Fronteer or Seller in accordance with the terms hereof;

          (b) The breach of any of the agreements or covenants of Buyer contained herein or in any certificate or other document or agreement delivered by Buyer to Fronteer or Seller in accordance with the terms hereof;

          (c) The failure of Buyer to satisfy and discharge any obligations or liabilities arising out of the Assumed Obligations; and

          (d) Any suits, claims, demands, litigation, proceedings or matters arising out of, or in any manner connected with, the consummation of the transactions contemplated under this Agreement, asserted or claimed to be asserted by any person who is an officer, director, shareholder, employee, contractor or agent of OFI.

                                    ARTICLE 9
                       TERMINATION, AMENDMENTS AND WAIVER

     Section 9.1. Termination. This Agreement may not be terminated at any time prior to the Closing Date by any party, except that this Agreement may be terminated:

          (a) by mutual written consent of the parties hereto:

          (b) by either Buyer, on the one hand, or Seller on the other hand, by written notice to the other, if the Closing shall not have occurred on or before June 28, 1996, or such later date to which the parties shall have extended this Agreement by mutual written consent;

          (c) by Buyer, if there has been a misrepresentation, breach of warranty or failure to perform any agreement or covenant on the part of Fronteer or Seller, in any of their representations, warranties, agreements or covenants set forth in this Agreement resulting in the failure of any condition in Article 4 hereof;

          (d) by Seller, if there has been a misrepresentation, breach of warranty or failure to perform any agreement or covenant on the part of Buyer in any of its representations, warranties, agreements or covenants set forth in this Agreement resulting in the failure of any condition in
     Article  5 hereof.

Any termination of this Agreement pursuant to this Section 9.1 shall be by notice in writing to the other party.

     Section 9.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof or the Closing does not occur by reason of any of the conditions in Articles 4 and 5 hereof not being satisfied, then there shall be no liability on the part of any party to the other, except that such termination shall not preclude liability attaching to a party who has caused the termination hereof by willful act or willful failure to act in violation of the terms and provisions of this Agreement.

     Section 9.3. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.4. Waiver. Any terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, or their respective counsel. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

     Section 10.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, telegraphed or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

(a)      If to Buyer at:

         c/o Oppenheimer
         Funds Inc.
         Two World Trade Center
         34th Floor
         New York, New York  10048-0669
         Attention:  Andrew J. Donohue, Esq., Executive Vice
                     President and General Counsel

         with a copy to:
         Chapman and Cutler
         111 West Monroe, Suite 1500
         Chicago, Illinois  60603-4080
         Attention:  Eric F. Fess and Terence T. O'Meara

(b)      If to Fronteer or Seller:

         RAF Financial Corporation
         1700 Lincoln Street, 32nd Floor
         Denver, Colorado  80203
         Attention:  R.A. Fitzner, Jr., President


     Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

     Section 10.2. Further Assurance. Each of the parties hereto hereby agrees that after the Closing Date, it will from time to time, upon the reasonable request of another party hereto, take such further action as the other may reasonably request to carry out the transfer and sale of assets and assumption of liabilities contemplated by this Agreement, including, without limitation, the execution and delivery of all further evidences and instruments of transfer and assignment.

     Section 10.3. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement.

     Section 10.4. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 10.5. Miscellaneous;. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder, it being expressly agreed that there are no third party beneficiaries of this Agreement, including any creditors of Seller; c) shall be binding upon and inure to the benefit of Buyer, Fronteer Seller, and their respective permitted successors and assigns; (d) may not be assigned by any party prior to the Closing (e) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado.

     Section 10.6. Publicity. Neither the parties to this Agreement nor their respective directors, officers, stockholders, employees or agents shall, issue any press release or other announcement with respect to this Agreement, or otherwise make any disclosures relating thereto to the press without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required where such release, announcement or disclosure is required by applicable law or the rules or regulations of a securities exchange, other self-regulatory authority or governmental agency.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                             FRONTEER DIRECTORY COMPANY, INC.


                                             By  /s/ Dennis W. Olson
                                               -------------------------------
                                               Dennis W. Olson, President


                                             RAF FINANCIAL CORPORATION


                                             By /s/ R. A. Fitzner, Jr.
                                               -------------------------------
                                               R.A. Fitzner, Jr., President


                                             MULTISOURCE SERVICES, INC.


                                             By  /s/ Kenneth C. Eich
                                                ------------------------------
                                                Kenneth C. Eich, CEO

                                    EXHIBIT B
                            PURCHASE PRICE ALLOCATION

A)

     Section 1.1(a)    Clearing Business - Goodwill        $ 1,332,588.02

     Section 1.1(e)    Furniture and Fixtures                   67,411.98

     Section 6.1(j)    Agreement not to compete                100,000
                                                              -----------
                                                           $  1,500,000.00

B) The $1.5 million of purchase price contingent on clearing revenues shall be assigned to Goodwill when earned.

                       SECURED PROMISSORY INSTALLMENT NOTE


$1,500,000.00                                                      July 23, 1996

     On the dates hereinafter prescribed, for value received, Fronteer Financial Holdings, Ltd., f/k/a Fronteer Directory Company, Inc., a Colorado corporation ("Maker") promises to pay to the order of MultiSource Services, Inc., a Colorado corporation, (herein called the "Payee"), at 3410 South Galena, Denver, Colorado 80231, the principal amount of $1,500,000.00.

     Maker shall make principal payments to Payee in two equal installments of $750,000.00 each on the 30th day after the First Determination Date (as hereinafter defined) and on the 30th day after the Second Determination Date (as hereinafter defined). All payments made by the Maker hereunder shall be applied first to accrued interest and then to principal.

     This Note shall not bear interest so long as no principal payment is in default. Maker shall pay interest on any amount past due principal at a rate of interest equal to ten percent (10%) per annum.

     This Note is issued pursuant to that certain Agreement for Sale and Purchase of Certain Business and Assets of RAF Financial Corporation ("RAF") dated as of January 29, 1996, by and among Maker, RAF and Payee (the "Purchase Agreement"). The payment of this Note is secured by that certain Pledge Agreement (the "Pledge Agreement") of even date herewith executed by Maker, in favor of the Payee, as Secured Party, and covering and describing certain collateral. Reference is made to the Pledge Agreement for a full statement of all the terms and conditions thereof. This Note shall become immediately due and payable, at the option of the Payee or other holder hereof, without presentment or demand or any notice to the Maker, as provided in the Pledge Agreement.

     Payee agrees that certain principal amounts of this Note shall be canceled, and Maker shall be released of the obligation to make the payment thereof upon the following terms and conditions.

          (i) As used herein the term "Outside Ticket Revenue" shall mean all revenues from clearing operations, except pass-through expenses and margin interest income, collected by Payee from RAF and all other clearing customers, provided, however, that only 50% of such revenues from the following affiliates of Payee and customers referred to Payee by such affiliates shall be included in Outside Ticket Revenue: Oppenheimer Funds, Inc. ("OFI"), Oppenheimer Acquisition Corp. ("OAC"), Massachusetts Mutual Life Insurance Company ("Mass Mutual"), MassMutual Holding Company ("MM Holding") and any direct or indirect subsidiaries or affiliates of Payee, OFI, OAC, MassMutual or MM Holding.


                                  EXHIBIT C-1

          (ii) The term "First Determination Date" shall mean the last day of the 16th month after the month during which the "Conversion Date" occurs. The "Conversion Date" shall mean the day that Payee begins acting as the clearing agent for RAF. The term "Second Determination Date" shall mean the last day of the 28th month after the month during which the Conversion Date occurs.

          (iii) In the event the Outside Ticket Revenue received by Payee for the 12-month period ending on the First Determination Date exceeds
     $1,250,000 then, in such event, the initial principal installment of $750,000 plus accrued interest thereon shall be canceled. In the event the Outside Ticket Revenues are less than $1,250,000 for such 12-month period, then there shall be no cancellation of all or any part of the installment payment or accrued interest due.

          (iv) In the event the Outside Ticket Revenue received by Payee for the 12-month period ending on the Second Determination Date exceeds $1,750,000.00 then, in such event, the second principal installment of $750,000.00 plus accrued interest thereon shall be canceled. In the event the Outside Ticket Revenues are less than $1,750,000.00 for such 12-month period, then there shall be no cancellation of all or any part of the installment payment or accrued interest due.

          (v) The Outside Ticket Revenues for the periods herein stated shall be determined by Payee and confirmed to Maker by delivery with 25 days after the end of the applicable 12-month period of a written certificate executed by the chief financial officer of Payee. The determinations hereunder shall be based on a separate calculation for each 12-month period and shall not be on a cumulative basis. Any excess Outside Ticket Revenues above $1,250,000.00 in the first 12-month period shall not be carried forward in determining Outside Ticket Revenues for the second 12-month period. Any shortfall of Outside Ticket Revenues below $1,250,000.00 in the first 12-month period shall not affect the calculation of Outside Ticket Revenues for the second 12-month period.

          (vi) In the event Payee ceases to engage in the Clearing Business (as defined in the Purchase Agreement) during the 12-month period ending on the First Determination Date then, in such event, the initial and second principal installments of $750,000 each plus accrued interest thereon shall be cancelled.

          (vii) In the event Payee ceases to engage in the Clearing Business (as defined in the Purchase Agreement) during the 12-month period ending on the Second Determination Date then, in such event, the second principal installment of $750,000 plus accrued interest thereon shall be cancelled.

     If this Note is collected by suit or through the Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Maker agrees to pay reasonable attorney's fees and costs.

     The Maker waives grace, protest, filing of suit, notice, presentment and demand for payment, and consent that any extension of the time of payment of this Note, or any part thereof, may be granted without notice.


                                        FRONTEER FINANCIAL HOLDINGS, LTD., f/k/a
                                        FRONTEER DIRECTORY COMPANY, INC.


                                        By /s/ R. A. Fitzner, Jr.
                                           ------------------------------------
                                           R.A. Fitzner, Jr.,
                                           Chairman of the Board


Approved as to form:

MULTISOURCE SERVICES, INC.


By /s/ Andrew J. Donahue
   ---------------------------------
   Andrew J. Donahue
   Executive Vice President

                 PLEDGE AGREEMENT TO MULTISOURCE SERVICES, INC.


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Fronteer Financial Holdings, Ltd., f/k/a Fronteer Directory Company, Inc., a Colorado corporation ("Fronteer" or "Pledgor,"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby assign, transfer and pledge unto MultiSource Services, Inc., a Colorado corporation, (the "Secured Party"), and does hereby grant the Secured Party a security interest in, all securities of Secutron Corp., a Colorado corporation ("Secutron") and of the Secured Party, listed in Annex A attached hereto, and all securities of Secutron or the Secured Party which the Pledgor may hereafter acquire from Secutron or the Secured Party (hereinafter collectively referred to as the "Pledged Securities").

     This Agreement is made as, and the Pledged Securities shall at all times constitute, collateral security for the payment in full of all principal of and interest on the Secured Promissory Installment Note of the Pledgor in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) dated the date hereof and made payable to the order of the Secured Party, (a copy of the form of said Note being attached hereto as Annex B and hereby made a part hereof, and any note or notes issued in exchange or substitution therefor, being hereinafter referred to as the "Note"), and the payment of all expenses and charges, legal or otherwise, paid or incurred by the Secured Party and/or holders from time to time of the Note in realizing upon or protecting this Agreement and the indebtedness hereby secured.

     In addition to the foregoing, this Agreement is made on and subject to the following terms and conditions:

          (a) The certificates or instruments for all shares of stock or other securities now or at any time constituting the Pledged Securities shall be delivered to the Secured Party duly endorsed in blank for transfer or accompanied by an assignment or assignments sufficient to transfer title thereto.

          (b) If an event of default as hereinafter specified or an event as hereinafter specified which, with notice or lapse of time or both, would become such an event of default has occurred and is continuing, the Secured Party may, in addition to all other rights and remedies it may have, cause to be transferred to its name or into the name of its nominee or nominees, any and all of the Pledged Securities.

          (c) The Pledgor represents, warrants and agrees to and with the Secured Party that (i) it is and at all times will be the owner of all of the Pledged Securities to be deposited by it hereunder, (ii) the Pledged Securities will be free and clear of all liens, encumbrances and security interests, (iii) execution and performance of this Agreement in accordance with its terms does not and will not violate the provisions of any applicable law or require the approval of any court or other governmental or non-governmental body, and does not and will not conflict with, result

                                  Exhibit C-2
     in a breach of, or constitute a default under any indenture, agreement or other instrument to which Pledgor is a party or by which the securities pledged hereby may be bound, (iv) Pledgor shall not sell, offer to sell, lease, convey or otherwise transfer or dispose of the Pledged Securities, and (v) Pledgor shall not permit the Pledged Securities to become subject to any security interest, lien, or other encumbrance;

          (d) Unless and until an event of default as hereinafter specified or an event as hereinafter specified which, with notice or lapse of time or both, would become such an event of default has occurred and is continuing:

               (1) The Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to the Pledged Securities or any part thereof, for all purposes not inconsistent with the terms of this Agreement;

               (2) The Pledgor shall be entitled to receive and retain all ordinary dividends or interest which are paid in cash on the Pledged Securities, but all stock or property representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the Pledged Securities or any part thereof or received in exchange for the Pledged Securities or any part thereof as a result of a merger, consolidation or otherwise, shall be delivered or transferred directly to the Secured Party immediately upon receipt thereof by the Pledgor and/or shall be retained by the Secured Party as part of the Pledged Securities;

               (3) In case any money shall be paid on account of any dividend or other distribution upon or in respect of the Pledged Securities or any part thereof, other than an ordinary dividend or interest which a Pledgor is entitled to receive and retain under clause (2) above, such money shall be immediately paid to the Secured Party;

               (4) In order to permit the Pledgor to exercise such voting and/or consensual powers and to receive such dividends and interest which it is entitled to receive and retain under clause (2) above, the Secured Party shall, if necessary, upon the written request of a Pledgor, from time to time execute and deliver to a Pledgor appropriate proxies, dividend orders or other documents;

               (5) In order to permit the Secured Party to receive all property to which it may be entitled under clause (2) or (3) above, the Pledgors shall, if necessary, upon thewritten request of the Secured Party, from time to time execute and deliver to the Secured Party appropriate dividend orders and other documents; and

               (6) All cash and other property paid to and/or retained by the Secured Party pursuant to this paragraph (d) shall be held by it as additional collateral pledged under and subject to the terms of this Agreement.

          (e) If an event of default specified below or an event specified below which, with notice or lapse of time or both, would become such an event of default has occurred and is continuing, in addition to all other rights and remedies which the Secured Party may have and without limiting any of the provisions hereof, the rights of the Pledgor in respect of the Pledged Securities set forth in paragraph (d) hereof shall immediately vest in the Secured Party.

          (f) The term "event of default" for the purpose hereof shall mean any one or more of the following:

               (1) Default by the Pledgor in the payment of any part of the principal of the Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise, and such default shall continue for a period of thirty (30) days after the due date thereof; or

               (2) Default in the due observance or performance by the Pledgor of any covenant, condition or agreement required to be observed or performed by the Pledgor by the terms of this Agreement and such default shall continue for thirty (30) days after written notice thereof to the Pledgor by the Secured Party; or

               (3) The Pledgor becomes insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or makes an assignment for the benefit of creditors or applies or consents to the appointment of a trustee or receiver for any part of its property; or

               (4) A trustee or receiver is appointed for any part of the property of the Pledgor and is not discharged within thirty (30) days after such appointment; or

               (5)Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against the Pledgor and, if instituted against the Pledgor, are consented to or are not dismissed within thirty (30) days after such institution.

          (g) When any such event of default above specified has happened and is continuing, the Secured Party shall have the rights, options and remedies of a secured party, and the Pledgor shall have the duties of a debtor, under the Colorado Uniform Commercial Code (regardless of whether such Code or law similar thereto has been enacted in the jurisdiction wherein the rights or remedies are asserted), and without limiting the foregoing, the Secured Party may exercise any one or more or all, and in any order, of the remedies hereinafter set forth, in being expressly understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:

          (1) The Secured Party may, by notice in writing to the Pledgor, declare the entire unpaid balance of the Note to be immediately due and payable, and thereupon all such unpaid balance, together with all accrued interest thereon, shall be and become immediately due and payable;

          (2) The Secured Party may, if at the time such action may be lawful and always subject to the compliance with any mandatory legal requirements, without instituting any legal proceedings whatsoever, and after having first given notice of such sale by registered mail to the Pledgor on at least ten (10) days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Pledged Securities, or any part thereof, at any broker's board or at public or private sale, in one lot as an entirety or in separate lots, and either for cash or on credit, and on such terms as the Secured Party may determine, and at any place designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Secured Party or any other holder of the Note, or of any interest therein, may bid and become the purchaser at any such sale; and

          (3) The Secured Party may proceed to protect and enforce this Agreement and the Note by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the collateral or any part thereof, or for the recovery of judgment for the indebtedness hereby secured, or for the enforcement of any other proper legal or equitable remedy available under applicable law.

          (h) In case of any sale of the Pledged Securities, or of any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Agreement, the principal of the Note, if not previously due, and the interest accrued thereon, shall at once become and be immediately due and payable; also, in case of any such sale, the purchaser or purchasers for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note or any part thereof and any claims for interest matured and unpaid thereon, in order that there may be credited as paid on the purchase price the sum apportionable and applicable to the Note including principal and interest thereof out of the net proceeds of such sale after allowing for the proportion of the total purchase price required to be paid in actual cash. The Secured Party is authorized at any sale or other disposition of the Pledged Securities, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Pledged Securities.

          (i) The Pledgor covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take, nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Pledged Securities or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every person, except decree or judgment creditors of the Pledgor acquiring any interest in or title to this Agreement, all benefit and advantage of such law or laws, and covenants that it will not invoke or utilizes any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Secured Party, but will suffer and permit the execution of every such power as though no such law or laws have been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Pledgor in and to the property sold and shall be a perpetual bar, both at law and in equity, against the Pledgor, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through the Pledgor, its successors and assigns.

          (j) The purchase money proceeds and/or avails of any sale of the Pledged Securities, or any part thereof, and the proceeds and the avails of any remedy hereunder shall be paid to and applied as follows:

               (1) To the payment of reasonable costs and expenses of foreclosure or suit, if any, and of such sale, and of all proper expenses, liabilities and advances incurred or made hereunder by the Secured Party, including without limitation all court costs and attorneys' fees, and of all taxes, assessments or liens superior to the lien of the Secured Party, except any taxes, assessments or other superior lien subject to which sale may have been made;

               (2) To the payment to the holders of the Note of the amount then owing or unpaid on the Note for principal and interest, and in case any such proceeds shall be insufficient to pay the whole amount so due upon the Note then firstly to the payment of all interest then owing and unpaid and secondly to the payment of all installments of principal then owing and unpaid on the Note, without preference or priority of any portion or installment of the Note over any other, ratably in proportion to the aggregate of such installments of principal; and

               (3) To the payment of the surplus, if any, to the Pledgor, its successor and assign, or to whomever may be lawfully entitled to receiver the same.

          (k) In case the Secured Party shall have proceeded to enforce any right under this Agreement by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case the Pledgor and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Pledged Securities.

          (l) No delay or omission of the Secured Party to exercise any right or power arising from any default on the part of the Pledgors shall exhaust or impair any such right or power or prevent its exercise during the continuance of such default. No waiver by the Secured Party of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom, except as may be otherwise provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the indebtedness secured under this Agreement operate to prejudice, waive or affect the security of this Agreement or any rights, powers or remedies hereunder; nor shall the Secured Party or the holder of any of the indebtedness hereby secured be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties or to take any action against the Pledgor.

          (m) This Agreement and the Pledge provided for hereunder shall be absolute and unconditional, irrespective of the regularity, validity or enforceability of the Note, and shall not be affected or impaired by any compromise, release, renewal, extension, indulgence, alteration, change in, or modification of the Note, nor by any failure, negligence or omission on the part of the Secured Party to realize upon or protect any of said indebtedness. There shall be no obligation on the part of the Secured Party at any time to resort to any other collateral security, property, rights or remedies whatsoever, and the Secured Party shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps are pending seeking resort to, or realization for or upon, any of the foregoing. No act of commission or omission of any kind or at any time on the part of the Secured Party in respect to any matter whatsoever shall in any way affect or impair this Agreement.

          (n) The satisfaction or performance of any part of the indebtedness secured hereby shall not affect the security hereby afforded or intended to be afforded for any other indebtedness secured hereby; but the Pledge hereby made shall at all times remain in full force and effect for the benefit of all indebtedness secured hereby until all such indebtedness is fully paid and satisfied or cancelled in accordance with the terms and conditions thereof.

          (o) The Pledgor will do, exercise, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances necessary or proper for the better assuring, conveying, assigning and confirming of the security interest of the Secured Party in the Pledged Securities. Without limiting the foregoing, the Pledgor covenants and agrees that it will cause this Agreement and all agreements supplemental hereto and all financing statements, continuation statements, renewal affidavits and notices required by applicable law at all times to be kept recorded and filed at its own expense in such manner and in such places as may be required by law in order fully to preserve and protect the perfection and priority of the security interest herein granted and the rights of the Secured Party hereunder.

          (p) All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provision hereof in respect of any matter) when delivered personally or when deposited in the United States mail, registered, postage prepaid, addressed as follows:

          If to the Pledgor:

          Fronteer Financial Holdings, Ltd., f/k/a
            Fourteen Directory Company, Inc.
          Norwest Center
          1700 Lincoln Street, 32nd Floor
          Denver, Colorado  80203
          Attention:  Dennis W. Olson, President

          If to the Secured Party:

          MultiSource Services, Inc.
          c/o Oppenheimer Funds, Inc.
          Two World Trade Center -- 34th Floor
          New York, New York  10048-0669
          Attention:    Andrew J. Donohue, Esq.,
                        Executive Vice President and General Counsel

or as to the Pledgor or the Secured Party at such other address as the Pledgor or the Secured Party may designate by notice duly given in accordance with this paragraph to the other party.

          (q) This Agreement may not be amended or changed except in writing signed by the Pledgor and the Secured Party. This Agreement shall be binding upon the Pledgor and their successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns, including each and every subsequent holder or holders of the Note. Without limiting the foregoing, the Secured Party may, without any notice whatsoever to anyone, sell, assign or transfer the Note or any part or parts thereof and any immediate and successive assignee, transferee or holder of the Note or any part or parts thereto shall have full right to enforce this Agreement and to have and retain the Pledged Securities subject hereto for the purposes herein set forth.

          (r) Upon the full and complete payment to the Secured Party of the indebtedness secured by this Agreement or the full and complete cancellation of such indebtedness in accordance with the terms and conditions of the Note, the Secured Party shall release and deliver to the Pledgor the Pledged Securities, including all stock powers, instruments and other property then held by the Secured Party pursuant to this Agreement.

     IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the 23 day of July, 1996.

PLEDGOR:

                                        FRONTEER FINANCIAL HOLDINGS, LTD.,
                                          F/K/A FRONTEER DIRECTORY
                                          COMPANY, INC.


                                        By /s/ R. A. Fitzner, Jr.
                                          -------------------------------------
                                          R.A. Fitzner, Jr.,
                                          Chairman of the Board

                                        SECURED PARTY:
                                        MULTISOURCE SERVICES, INC.



                                        By /s/ Andrew J. Donohue
                                          ------------------------------------
                                          Andrew J. Donohue, Executive Vice
                                          President

                                     ANNEX A
                               TO PLEDGE AGREEMENT



SECURITIES OF SECUTRON CORP.:


          63,046,105 shares of the Common Stock $.0005, par value of Secutron Corp., a Colorado corporation, representing 60.5% of the issued and outstanding shares of capital stock of such corporation represented by Certificate No. 109, dated April 26, 1995 issued in the name of Fronteer and Certificate No. 112 for 12,566,594 shares dated January 22, 1996, issued in the name of Fronteer.


SECURITIES OF MULTISOURCE SERVICES, INC.:


          200 shares of the Common Stock of MultiSource Services, Inc., a Colorado corporation, representing 20% of the issued and outstanding shares of capital stock of such corporation represented by Certificate No. 1, dated July 23, 1996 issued in the name of Fronteer.

                   SHAREHOLDERS AGREEMENT


                      (the "Agreement")


                        July 23, 1996


Fronteer Financial Holdings, Ltd., f/k/a
Fronteer Directory Company, Inc.
One Norwest Center
1700 Lincoln Street, 32nd Floor
Denver, Colorado  80203


     The undersigned, MULTISOURCE SERVICES, Inc., a corporation organized under the laws of Colorado (the "Company"), confirms its agreement with you (herein sometimes referred to as the "Shareholder") as follows:

     1. Restriction on Transfer of Company Shares. You agree not to sell, assign, pledge, or otherwise transfer or encumber in any manner by any means whatever any shares of the Company's stock which you now own or which you may hereafter acquire including any shares which you may acquire pursuant to Section 11 hereof (the "Shares") except (i) in compliance with the terms of this Agreement, (ii) upon the prior written consent of the Company's Board of Directors, or (iii) any pledge of such Shares to the Company. You further agree that the shares may not be transferred except in compliance with applicable federal and state securities laws and you have executed a separate Investment Letter with respect thereto (the "Investment Letter").

     2. Purchase Option Upon Voluntary Transfer. If you intend to transfer any Shares pursuant to an arm's-length bona fide offer to purchase for money consideration, you shall deliver written notice of such intended transfer to the Company at least 90 days prior to the consummation of such transaction, said notice to specify (i) the number of Shares to be transferred, (ii) the address of the proposed transferee, and (iii) the amount of the consideration and the other terms of sale. Upon the receipt of such notice, the Company shall have the prior right and option, exercisable at any time within the above-mentioned 90-day period, by the delivery of written notice of option exercise to you, to purchase from you the Shares intended to be transferred by you.

     3. Purchase Option Upon Involuntary Transfer. If, any of your Shares (or your right to control and dispose of the same) are transferred by operation of law to any person other than the Company (including, but not limited to, a trustee in bankruptcy, a purchaser at any creditor's or court sale, or a guardian or conservator), the Company shall have the right and option, exercisable at any time within 90 days of the Company's receipt of actual notice of such transfer, by the delivery of written notice of option exercise to you and to your transferee, to purchase the Shares so transferred.

                                   EXHIBIT G

     4. Purchase Option Upon Change in Control. As used herein the term "change in control" shall mean (a) the Shareholder, ceasing to own 100% of the issued and outstanding voting and equity securities of the RAF Financial Corporation, a Colorado corporation ("RAF") or (b):

          (i) a business combination, including a merger or consolidation, of the Shareholder and the shareholders of the Shareholder prior to the combination do not continue to own, directly or indirectly, more than fifty-one percent (51%) of the equity of the combined entity;

          (ii) the liquidation of the Shareholder; or

          (iii) one or more transactions which result in the acquisition by any person or associated group of persons (other than the Shareholder, any employee benefit plan whose beneficiaries are employees of the Shareholder or any of its subsidiaries of the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, in effect as of the date hereof) of forty percent (40%) or more of the common stock of the Shareholder.

     In the event of a change in control, the Company shall have the right and option, exercisable at any time following the change in control by the delivery of written notice of option exercise to you to purchase from you all Shares then owned by you.

     5. Purchase Option After July 23, 2001. The Company shall have the right and option, exercisable at any time after July 23, 2001, by the delivery of written notice of option exercise to you to purchase from you all Shares then owned by you.

     6. Purchase Price. The purchase price of Shares shall be determined and paid in accordance with the provisions of Exhibit A attached hereto and hereby made a part hereof.

     7. Closing. Unless otherwise agreed, the closing of any purchase and sale of Shares hereunder shall take place at the principal office of the Company in Colorado. The closing shall be held at a time and date designated by the Company within 60 days after the delivery to you by the Company of written notice of option exercise. The closing may be delayed beyond such 60 day period for up to an additional thirty (30) days if necessary to obtain the determination of the Fair Value in accordance with the provisions of Exhibit A attached hereto.

     8. Legend on Certificates. Each certificate representing Shares now or hereafter owned by you shall bear the following legend:

          "The shares of stock represented by this Certificate are subject to, and are transferable only upon compliance with, the provisions of the Shareholders Agreement, as the same may be amended from time to time, by and between the Company and the registered holder hereof, a copy of which is on file in the office of the Secretary of the Company (the "Agreement").The Agreement provides, among other things, for certain obligations to sell the shares of stock represented by this certificate for a designated purchase price upon the events described therein."

     9. Termination. This Agreement and all restrictions on the transfer of Shares created hereby shall terminate upon the execution of a written agreement by and between you and the Company providing for such termination.

     10. Effect on Non-Exercise of Certain Options. If the purchase options provided for in Sections 2 or 3 hereof are not exercised, then:

          (a) In the case of a proposed voluntary transfer under Section 2 hereof, the Shares may be transferred by you within 30 days after the expiration of the 90-day option period referred to therein to the transferee named in the written notice from you required by Section 2 and upon the terms and for the consideration stated in your written notice; provided, however, that prior to such transfer the transferee shall execute and deliver a written agreement in a form acceptable to the Company agreeing to be bound by the terms and conditions of this Agreement and provided that any such transfer must be in compliance with the Investment Letter;

          (b) In the case of an involuntary transfer under Section 3 hereof, the Shares may be held by the transferee thereof after the expiration of the 90-day option period referred to therein; provided, however, that the Shares shall remain subject to the terms and conditions of this Agreement and the transferee shall upon request of the Company execute and deliver a written agreement in a form acceptable to the Company confirming its agreement to be bound by the terms and conditions of this Agreement.

     In the event that you should acquire any Shares transferred by you to a transferee under Section 2 or 3 hereof, such Shares shall again be subject to the terms of this Agreement.

     11. Preemptive Right and Option. The Company hereby grants to you, so long as you own any Shares, and the Company hereby grants to any transferee of Shares permitted under Section 2 hereof, so long as such transferee owns any of the Shares, the following preemptive right and option:

          (a) If the Company proposes to issue any unissued shares of the Company's stock, you and each such transferee shall have the right and option to purchase from the Company, your and each such transferee's Ownership Percentage, as hereinafter defined, of such shares which are proposed to be issued by the Company. The term "Ownership Percentage" shall mean the respective percentage of the Company's outstanding stock at the time of each such proposed issuance which is represented by the Shares owned by you and which is owned by each such transferee respectively at the time of such proposed issuance.

          (b) The preemptive right and option being granted by the Company to you and to each such transferee shall be only the right and option to acquire shares under the same terms and conditions as the Company proposes to offer such shares. If the Company proposes to issue shares of Company stock for a consideration which is other than cash, then the purchase price of shares under the preemptive right and option granted in this Section 11 shall be the cash equivalent of such noncash consideration as determined by the Board of Directors of the Company. The preemptive right and option must be exercised within ten (10) business days after the Company gives written notice of the proposed issuance, including the number of shares which are subject to the preemptive right and option and the cash purchase price therefore. If the preemptive right and option is not exercised by written notice of acceptance to the Company within such ten (10) day period, it shall terminate as to the proposed issuance, but shall continue to apply to any new proposed issuance.

          (c) The preemptive right and option under this Section 11 shall not, under any circumstances, exist with respect to unissued shares proposed to be issued by the Company to directors, officers, or employees pursuant to approval by the affirmative vote of the holders of a majority of the then outstanding shares of the Company's stock or when authorized by and not inconsistent with a plan theretofore approved by such a vote of shareholders.

     12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telegraphed or mailed by certified or registered mail, charges prepaid,

          (a)  if to the Company, to:

               MultiSource Services, Inc.
               c/o Oppenheimer Funds, Inc.
               Two World Trade Center -- 34th Floor
               New York, New York  10048-0669
               Attention:     Andrew Donohue, Esq.,
                              Executive Vice President and General Counsel

          (b) if to you, to you at your last address appearing on the books of the Company;

          (c) if to any other party, to the party entitled thereto at the last known address of such party;

     or to such other address or addresses as you or the Company shall communicate in writing to the other.

     13. Assignment of Purchase Options by Company. It is agreed that the Company may assign to any third party or parties including any other shareholder of the Company in whole or in part its purchase options under this Agreement.

     14. Election of Director Nominee. So long as you continue to hold fifty-one percent (51%) the Shares which you hold on the date hereof, the Company will, at your request, cause one nominee named by you to be appointed or elected as a director of the Company, provided, however, that such nominee shall be reasonably satisfactory to the Company and shall be duly qualified to serve in such capacity in accordance with all laws, rules and regulations applicable to the Company's business.

     15. Partial Invalidity. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, as finally determined by a court of competent jurisdiction, the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     17. Amendment. This Agreement can be amended or modified from time to time only by a written instrument signed by you and a duly authorized officer of the Company.

     18. Remedies for Breach. The Shares are unique property and the Company shall have the remedies which are available to it for the violation of any of the terms of this Agreement, including, but not limited to, the equitable remedy of specific performance.

     19. Effect of Termination. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of the termination hereof.

     20. Binding Effect. This Agreement is binding upon and inures to the benefit of the Company, its successors and assigns, and to you, and your successors and assigns.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copy of this Agreement, whereupon it shall become a binding agreement between us.

                                                  MULTISOURCE SERVICES, INC.



                                                  By /s/ Mark S. Vandekey
                                                    ---------------------------
                                                    Mark S. Vandekey, President

The foregoing is hereby
confirmed and agreed to as of
the date first above written.

FRONTEER FINANCIAL
HOLDINGS, LTD., f/k/a
FRONTEER DIRECTORY
COMPANY, INC.


By /s/ R. A. Fitzner, Jr.
   -------------------------------
        R.A. Fitzner, Jr.,
        Chairman of the Board

                                    EXHIBIT A
                            TO SHAREHOLDERS AGREEMENT
                                (THE "AGREEMENT")


     1. Determination of the Purchase Price.

     1.1. Purchase Price. The purchase price of the Shares shall be in the case of a purchase pursuant to Section 2 of the Agreement, the price set forth in the bona fide offer. The purchase price of Shares shall be in the case of all other purchases pursuant to the Agreement, the Fair Value of the Shares on the Valuation Date, as hereinafter defined.

     1.2. Fair Value. The term "Fair Value", as used in this Exhibit, shall mean the fair market value of the Shares as determined by an independent appraiser selected by the board of directors of the Company. In making its determination, the appraiser shall base its appraisal on its estimate of the most likely reasonable price which a willing buyer would pay a willing seller for the Shares subject to purchase under the option, as of the Valuation Date, assuming that neither was under compulsion to act and both were well informed of all relevant facts. The determination of fair market value by such appraiser shall be set forth in a written report which shall for all purposes, be final and binding on the Company and the Shareholder. The Company shall bear all costs, expenses and fees of the appraisal.

     1.3. Valuation Date. The term "Valuation Date", as used in this Exhibit, shall mean:

          (a) In the case of a purchase under Section 3 of the Agreement the last day of the month preceding the day which the Company received actual notice of the transfer; and

          (b) In the case of a purchase under Sections 4 or 5 of the Agreement the last day of the month preceding the day which the Company delivered written notice of option exercise.

     2. Payment of Purchase Price. In all cases, the purchase price for Shares shall be paid in cash at the closing.

     3. Definitions. All terms used in this Exhibit have the meanings provided in the Agreement unless otherwise expressly provided herein or unless a contrary meaning is clearly indicated by the context in which the term is used.

     The provisions set forth in this Exhibit are hereby expressly agreed to and shall constitute part of the Agreement.

                                                  MULTISOURCE SERVICES, INC.



                                                  By  /s/ Mark S. Vandekey
                                                    ---------------------------
                                                    Mark S. Vandekey, President


Agreed to




FRONTEER FINANCIAL
HOLDINGS, LTD., f/k/a
FRONTEER DIRECTORY
COMPANY, INC.

By /s/ R. A. Fitzner, Jr.
  --------------------------------
        R.A. Fitzner, Jr.,
        Chairman of the Board

                            AGREEMENT NOT TO COMPETE


     This Agreement is made and entered into as of July 23, 1996 by and among FRONTEER FINANCIAL HOLDINGS, LTD., f/k/a FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation ("Fronteer") RAF FINANCIAL CORPORATION, a Colorado corporation ("Seller") which is a wholly-owned subsidiary of Fronteer, and MULTISOURCE SERVICES, INC., a Colorado corporation (the "Buyer").

                                   WITNESSETH:

     WHEREAS, Seller is engaged in the business of a registered broker-dealer consisting of providing securities transaction clearing services for itself and other broker-dealers on a fully disclosed basis (the "Clearing Business"), providing securities brokerage and investment services, trading fixed income and equity securities, providing investment banking services to corporate and municipal clients, managing and participating in underwriting of corporate and municipal securities, and distributing mutual fund shares (all such business, including the Clearing Business, hereinafter referred to collectively as the "Securities Business");

     WHEREAS, Fronteer Seller and Buyer are parties to that certain Agreement for Sale and Purchase of Certain of the Business and Assets of RAF Financial Corporation, dated January 29, 1996 (the "Acquisition Agreement") pursuant to which Buyer purchased the Clearing Business of Seller as going concern and certain assets of Seller used in the Clearing Business;

     WHEREAS, to accord Buyer the full value of its acquisition pursuant to the Acquisition Agreement, one of the conditions to the consummation of the transactions contemplated thereunder is the execution and delivery by Seller and Fronteer of this Agreement in order to protect the Buyer's acquisition and investment in the Clearing Business, including the good will thereof, and to insure the continuity in the operation of the Clearing Business by Buyer;

     NOW, THEREFORE, pursuant to the Acquisition Agreement and for the consideration contained therein, and for other good and valuable consideration in hand paid, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

               1. Restrictive Covenants; Injunctive Relief. (a) Fronteer and Seller agree that, for the greater of (i) ten years following the date hereof, or (ii) three years following the date on which Buyer ceases to provide services of the Clearing Business for Seller pursuant to that certain Clearing Agreement being entered into pursuant to the Acquisition Agreement (the "Clearing Agreement"), they shall not, without the prior written approval of the Board of Directors of Buyer, directly or indirectly, or through any direct or indirect subsidiaries or affiliates:


                                   EXHIBIT K

                    (i) Anywhere in continental United States, engage or participate in, or render services in connection with, any business enterprise where the activity to be engaged in may reasonably be deemed competitive with the Clearing Business; or

                    (ii) Solicit,  raid, entice or induce any employee of Buyer, including any Clearing Employees, as defined in the Acquisition Agreement, retained by Buyer, or of any of Buyer's direct or indirect subsidiaries or affiliates to become employed by or affiliated with any other business enterprise; or

                    (iii) Solicit any customer or supplier of goods or services of the Buyer or any of its direct or indirect subsidiaries or affiliates for the purpose of diverting such customer or supplier from the Buyer or such subsidiaries or affiliates in connection with the Clearing Business or reducing the amount of business such customer or supplier does with Buyer and such subsidiaries and affiliates in connection with the Clearing Business.

          The foregoing restrictions in subparagraph 1(a)(i) hereof shall not be construed to prevent Seller from providing the services of Clearing Business solely on its own behalf, and not on behalf of any customers, after the date Buyer ceases to provide the services of the Clearing Business for Seller under the Clearing Agreement provided that such activity does not violate of the terms or conditions contained in the Clearing Agreement.

          (b) Fronteer and Seller acknowledge that a breach by Fronteer or Seller of the provisions of subparagraph 1(a) hereof will cause Buyer irreparable injury and damage. If any court or arbitrator holds that the whole or any part of the provisions of subparagraph 1(a) hereof is unenforceable by reason of the extent, duration or geographic scope thereof, or otherwise, then the court or arbitrator making such determination shall have the right, and is hereby so requested by Buyer, Fronteer and Seller, to reduce such extent, duration, geographic scope, or other provisions thereof, and in its reduced form the provisions of subparagraph 1(a) shall be enforceable in the manner contemplated hereby. Furthermore, in the event of a breach of the provisions of subparagraph 1(a) hereof, Buyer shall be entitled to injunctive relief against Fronteer and Seller in addition to such other rights as Buyer may have under this Agreement at law or in equity. Buyer, Seller and Fronteer acknowledge that the potential damage which would be suffered by Buyer in the event of a breach of these restrictive covenants by Seller or Fronteer are difficult to ascertain as of the date of this Agreement. Therefore, the parties intend to provide a reasonable estimate of damages which is not greatly disproportionate to the probable or presumed loss resulting from any such breach. In the event of a breach of these restrictive covenants by Seller or Fronteer, Buyer shall be entitled to receive either (1) liquidiated damages in the amount of any fees or other compensation earned by Seller or Fronteer as a result of each breach, or (2) its actual damages, at the option of Buyer.

          2. Trade Secrets and Confidential Information. Fronteer and Seller shall not, either directly or indirectly, or through any direct or indirect subsidiaries or affiliates, disclose or use at any time, any information of a proprietary nature acquired by Buyer from Seller pursuant to the Acquisition Agreement including, but not limited to, clearing customer lists, records, data, formulae, documents, specifications, inventions, processes, methods and intangible rights which is of a confidential information or trade secret nature. Notwithstanding anything to the contrary provided above, the restrictions in this Paragraph 2 shall not apply to any information which (i) at the time of acquisition by Buyer is in the public domain through no fault of the Fronteer or Seller, (ii) becomes part of the public domain other than as a result of an act of Fronteer or Seller, (iii) Fronteer or Seller are required to disclose publicly in connection with enforcement of its rights hereunder, (vi) is required by a governmental regulatory authority having jurisdiction over Buyer, Fronteer or Seller or by a court of competent jurisdiction to be disclosed, (v) consists of information relating to Seller's Securities Business except for the Seller's Clearing Business. In the event Fronteer or Seller receives notice of any regulatory or court proceeding which may result in disclosure permitted under clause (vi) of this Paragraph 2, Fronteer and Seller shall promptly notify Buyer and, if requested by Buyer, cooperate in taking appropriate steps to defend against such disclosure.

          3. Prior Agreements; Amendments. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understanding between Buyer, Fronteer and Seller.

          4. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Buyer and its successors and permitted assigns and Fronteer and Seller and their successors and permitted assigns. However, neither party may assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of it rights hereunder without the prior written consent of the other party (and, in the case of any consent required from Buyer, prior written consent from the Board of Directors of Buyer), and any such attempted assignment, transfer, pledge, encumbrance, hypothecation or other disposition without such consent shall be null and void and without effect. Notwithstanding the foregoing, Buyer shall be entitled to assign this Agreement, without the prior written consent of Fronteer and Seller, in connection with the merger or consolidation of Buyer with another person or the sale of all or substantially all of the assets and business of Buyer to another person. Upon such consolidation, merger or transfer of assets and assumption, the term "Buyer" as used herein shall mean such other person and this Agreement shall continue in full force and effect.

          5. Headings. The paragraph headings contained herein are included solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions of this Agreement.

          6. Notices. Any notices or other communications hereunder by either party shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally to the other party, or five (5) business days after deposit in a United States Postal Service Depository, if sent by registered or certified mail, postage prepaid, return receipt requested, to the other party at his or its address set forth at the beginning of this Agreement or at such other address as such other party may designate in conformity with the foregoing.

          7. Waiver. The failure at any time of any party to demand strict performance of another party of any of the terms, covenants or conditions set forth in this Agreement shall not be construed as a continuing waiver or relinquishment thereof, and any party may, at any time, demand strict and complete performance of the other party of such terms, covenants and conditions. Any written approval given by the Board of Directors of Buyer under subparagraph 1(a) hereof permitting certain activities by Fronteer or Seller shall be limited to those specific activities so identified therein and shall not be construed as a general waiver of any of the terms, covenants or conditions set forth in subparagraph 1(a) hereof.

          8. Severability. The invalidity or unenforceability of any provision of Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

          9. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws.


                                      FRONTEER FINANCIAL HOLDINGS, LTD.,  f/k/a
                                      FRONTEER DIRECTORY COMPANY, INC.


                                      By /s/ R. A. Fitzner, Jr.
                                        --------------------------------------
                                      Its Chairman of the Board

                                      RAF FINANCIAL CORPORATION


                                      By /s/ R. A. Fitzner, Jr.
                                        --------------------------------------
                                      Its President

                                      MULTISOURCE SERVICES, INC.


                                      By /s/ Andrew Donohue
                                        --------------------------------------
                                      Its Executive Vice President

                               GUARANTY AGREEMENT

     THIS AGREEMENT is made and entered into as of the 23rd day of July, 1996, by and between FRONTEER FINANCIAL HOLDINGS, LTD., f/k/a FRONTEER DIRECTORY COMPANY, INC. a Colorado corporation (hereinafter sometimes referred to as "Fronteer") and MULTISOURCE, INC., a Colorado corporation ("MultiSource").

                                   WITNESSETH:

     WHEREAS, Fronteer and MultiSource are parties to that certain Agreement for Sale and Purchase of the Certain Business and Assets of RAF Financial Corporation dated as of January 29, 1996 pursuant to which MultiSource will acquire certain of the assets of RAF Financial Corporation, a Colorado corporation ("RAF"), a wholly-owned subsidiary of Fronteer (the "Acquisition Agreement");

     WHEREAS,  pursuant to the Acquisition Agreement MultiSource will enter into
the  following   Agreements   with  Secutron   Corp.,  a  Colorado   corporation
("Secutron"):

               (i) The Master Software Development Agreement dated as of July 23, 1996;

               (ii) The Software License Agreement dated July 23, 1996; and

               (iii) The Facilities Management Agreement dated July 23, 1996.

(Such agreements, as the same may be amended from time to time between Secutron and MultiSource, without further notice to or consent by Fronteer, hereinafter referred to as the "Secutron Agreements").

     WHEREAS, Fronteer owns 60.5% of the capital stock of Secutron and will derive a substantial benefit from the Secutron Agreements;

     WHEREAS, pursuant to the Acquisition Agreement MultiSource will enter that certain Fully-Disclosed Correspondent Agreement with RAF the ("Clearing Agreement") and Fronteer will derive a substantial benefit from the Clearing Agreement (the Secutron Agreements and the Clearing Agreement hereinafter sometimes referred to together as the "Guarantied Agreements");

     WHEREAS, one of the conditions to the consummation of the transactions under the Acquisition Agreement was the execution and delivery of this Guaranty by Fronteer.

     NOW, THEREFORE, in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and as an inducement to MultiSource to consummate the acquisition under the Acquisition Agreement and to enter into the Guarantied Agreements, the parties hereto hereby agree as follows:


                                   EXHIBIT N

          1. Guaranty. Fronteer guarantees the full and prompt payment when due of each and all of the amounts provided to be paid by Secutron and RAF to MultiSource under the terms of the Guarantied Agreements and the full and prompt performance and observance by Secutron and RAF of each and all of the agreements and covenants required to be performed and observed by Secutron and RAF under the terms of the Guarantied Agreements. Fronteer further agrees to pay all expenses and charges, legal or otherwise, paid or incurred by MultiSource in realizing upon any of the payments hereby guaranteed or in enforcing this guaranty.

          2. Absolute Obligation. The liability of Fronteer under this guaranty shall be continuing, absolute and unconditional and, without limiting the foregoing, shall not be affected or impaired by any act or omission on the part of MultiSource, or of Secutron or RAF, or any of such persons, which would either in law or in equity constitute a satisfaction, discharge or termination of the liability of a surety or guarantor, including, but not limited to, (i) any extension or change in the time, manner, place or terms of any of the obligations or liabilities guaranteed hereunder, (ii) any amendment, supplement, waiver or other modification of any of the terms of any of the obligations or liabilities guaranteed hereunder, (iii) the granting of any indulgence to Secutron or RAF, (iv) the settlement or compromise of any of the obligations or liabilities guaranteed hereunder or the subordination of the same to the claims of others, (v) the manner of application of any payments received by MultiSource to the obligations of Secutron or RAF, (vi) the failure to provide any notification to Fronteer with respect to any default by Secutron or RAF, (vii) any bankruptcy, insolvency, arrangement, reorganization, moratorium, receivership, or similar proceeding affecting Secutron or RAF, and (viii) the release or discharge of Secutron or RAF from the performance or observance of any of the provisions of the Guarantied Agreements by operation of law. This guaranty shall remain in full force and effect without respect to future changes in conditions, including change in law, until MultiSource shall have been indefeasibly paid in full all sums due from Secutron and RAF described herein and until such sums are not subject to rescission or repayment upon any bankruptcy, insolvency, arrangement, reorganization, moratorium, receivership, or similar proceeding affecting Secutron or RAF.

          3. Waiver of Defenses, etc. Fronteer shall not be entitled to and hereby expressly waives any and all defenses available to sureties, guarantors and other secondary parties either at law or in equity. Notice to Fronteer of any default under the Guarantied Agreements or the termination thereof or of the creation of any obligation or liability of Secutron or RAF is hereby expressly waived. In addition, Fronteer waives any claim or other right which Fronteer may now have or hereafter acquire against Secutron or RAF or any other person that is primarily or contingently liable on the guaranteed obligation that arises from the existence of performance of Fronteer's obligations under this guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of MultiSource against Secutron or RAF, or any collateral security therefor, which MultiSource now has or hereafter acquires; whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. In order to hold Fronteer liable hereunder, there shall be no obligation on the part of MultiSource at any time to resort for payment to Secutron or RAF or to any other persons, their properties or assets or to any security, property or other rights or remedies whatsoever, and MultiSource shall have the right to enforce this guaranty whether or not proceedings or steps are pending to realize upon any of the foregoing.

          4. Governing Law. This guaranty shall be governed by and construed in accordance with the applicable laws of the State of Colorado.

          5. Successors and Assigns. This guaranty and every part thereof shall be binding upon Fronteer and the successors and assigns of Fronteer and shall inure to the benefit of MultiSource and its successors and assigns.

          6. Severability. In the event any provision of this guaranty shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof and the guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     IN WITNESS WHEREOF, Fronteer has caused this instrument to be executed this 23rd day of July, 1996.


                                       FRONTEER FINANCIAL HOLDINGS, LTD., f/k/a
                                       FRONTEER DIRECTORY COMPANY, INC.



                                       By /s/ R. A. Fitzner, Jr.
                                         --------------------------------------
                                         R.A. Fitzner, Jr.,
                                         Chairman of the Board




                                      -3-